AGREEMENT OF LEASE
                                     Between
                              TREELINE MINEOLA LLC,
                                    Landlord,
                                       and
                            1-800-FLOWERS.COM, INC.,
                                     Tenant.

                               Dated: May 20, 2005

                                    PREMISES
                               1 Old Country Road
                              Carle Place, New York

            Suite LL08, 500, 110, 112, 120, 122, 300 and the Storage
                            Space (as herein defined)

         AGREEMENT OF LEASE, made as of this __ day of May, 2005, by and between Treeline Mineola LLC, a New York limited liability company, as Landlord (the "Landlord"), with its address c/o Treeline Management Corp., 200 Garden City Plaza, Suite 325, Garden City, New York 11530, and 1-800 FLOWERS.COM, INC., a Delaware corporation, with offices at 1600 Stewart Avenue, Westbury, New York 11590 (the "Tenant").

                              W I T N E S S E T H:

         The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, trustees, successors and assigns, hereby covenant as follows:

                                    ARTICLE A
                                Lease Definitions

         In addition to other terms elsewhere defined in this Lease, the Following terms whenever used in this Lease shall have the meanings set forth below.

(1)      Building:  1 Old Country Road, Carle Place, New York 11514.
         --------

(2) Demised Premises: The Demised Premises shall consist of Suites 500, 110, 112, and LL08, which comprises approximately 74,773 rentable square feet (the "Original Premises"); Suites 122 and 120, which comprise approximately 3,513 rentable square feet (the "First Expansion Space"); and Suite 300 which comprises approximately 9,057 rentable square feet (the "Second Expansion Space", and collectively with the First Expansion Space, the "Expansion Space"). Furthermore, Landlord shall lease to Tenant on the Commencement Date approximately 5,085 rentable square feet of Storage Space in the Building, consisting of Suites LL14, 470, 497 and 432. Tenant shall have the right to lease from Landlord, as more fully set forth below, up to an additional 5,000 rentable square feet of Storage Space. Landlord represents that Suites 112, 120 and 122 are contiguous spaces. The Demised Premises may also from time to time referred to herein as the "Premises". A copy of the approved space plan for each of the suites comprising the Demised Premises (the "Plan") shall be prepared by Landlord's architects and shall be incorporated herein as "Exhibit A" in an addendum as soon as the same has been prepared and agreed upon by the parties hereto.

Tenant shall, within seven (7) BUSINESS days from FULL execution AND DELIVERY of this Lease, deliver to Landlord and Landlord's architect ("Architect") its specifications with respect to the proposed Plan whereupon Landlord shall cause the Architect to promptly prepare the proposed Plan. Tenant shall have UNTIL JUNE 20, 2005 (TIME BEING OF THE ESSENCE) to review, revise and approve the proposed Plan so that the same may be finalized and construction drawings prepared for filing. In the event that Tenant is unable to approve the Plan (Through no fault of landlord ITS AGENTS, SERVANTS, EMPLOYEES, CONTRACTORS, SUBCONTRACTORS or the architect) BY june 20, 2005 (TIME BEING OF THE ESSENCE) it shall be subject to the penalty set forth in Article 2.06.

(3) Commencement Date: Upon substantial completion of Landlord's Work and obtaining all necessary written approvals ("Occupancy Approvals") in connection with Landlord's Work (which shall in no event be deemed to include the Retail Use Approvals, as defined in Section (9) below) from all municipal and governmental agencies having jurisdiction for the property on which the Building is situated (the "Property"), currently estimated to be September 1, 2005 for the Original Premises and on or about June 1, 2006 for the Expansion Space. Except as specifically set forth in Article 1.02 below, Fixed Annual Rent shall commence for the Original Premises upon substantial completion of Landlord's Work for said space. Landlord shall provide Tenant with ten (10) days written notice of when it will have substantially completed the (i) Original Premises and (ii) Expansion Space. [NEED TO REINSERT INDEMNITY][NEED TO REINSERT COMMENCEMENT DATE MEMORANDUM]

(4) Expiration Date: Twelve (12) Years Six (6) Months after the Commencement Date, currently estimated to be February 28, 2018. Notwithstanding the foregoing, the Expiration Date for the Original Premises, the Storage Space and the Expansion Space shall be co-terminus.

(5) Term of Lease: Twelve (12) Years Six (6) Months from the Commencement Date for the Original Premises.
         -------------

(6) Fixed Annual Rent:

         (i) Any Space Above Lower Level: $24.50 per rentable square foot per annum in the first Lease Year, with an annual escalation of $0.75 per rentable square foot in each of Lease Years 2 through 7 (imposed on each anniversary of the Commencement Date for the applicable space) and an annual escalation of $1.00 per rentable square foot in each Lease Year from 8 through the remainder of the original term of the Lease (imposed on each anniversary of the Commencement Date for the applicable space).

          (ii) Any Space on Lower Level: $22.00 per rentable square foot per annum in the first Lease Year, with an annual escalation of $0.75 per rentable square foot in each of Lease Years 2 through 7 (imposed on each anniversary of the Commencement Date for the applicable space) and an annual escalation of $1.00 per rentable square foot in each Lease Year from 8 through the remainder of the original term of the Lease (imposed on each anniversary of the Commencement Date for the applicable space).

          (iii) Storage Space: $9.00 per rentable square foot per annum in the first Lease Year, with an annual escalation of three percent (3%), imposed upon each anniversary of the Commencement Date.

           (iv) "Lease Year" shall mean the twelve month period between the Commencement Date and each succeeding anniversary thereof.

(7) Tenant's Proportionate Share: Tenant's proportionate share (calculated using a total Building size of 314,614 rentable square feet) shall be as follows: (i) upon delivery of the Original Space, 23.77% in total; upon delivery of the First Expansion Space, 24.88% in total; and upon delivery of the Second Expansion Space, 27.76% in total.

(8) Base Year: 2005-06 School Tax; 2006 Town Tax; Electric Base Year - Calendar Year 2006. At no time shall Tenant be charged or held responsible to pay any additional rent pertaining to Real Estate Taxes during the initial twelve months of the Lease term.

(9) Permitted Use: General Business Offices (which shall include the use of the Demised Premises as an internet and telephone call center provided that the same does not in any way violate the Building's certificate of occupancy). Provided Tenant, at its sole cost and expense, obtains all necessary approvals (including, but not limited to any special use or variances that may be necessary) from any and all applicable municipal and governmental agencies having jurisdiction over the Property (the "Retail Use Approvals"), Landlord consents to Tenant's use of a portion of the Demised Premises on the first floor only for retail sales of flowers, plants, gourmet baskets, and other gifts and products presently offered by Tenant or any of its Affiliates. Tenant's right to use any of the Demised Premises for retail use shall be limited to Tenant and shall at no time extend to any assignee of Tenant with the exception of any of Tenant's Affiliates or in the case of a merger or acquisition of or by Tenant. Tenant may however, sublet the retail space, subject to Landlord's right of recapture as set forth in Article 11.04. The parties hereto acknowledge and understand that at no time shall Landlord be responsible to obtain the Retail Use Approvals, nor shall any delay in Tenant obtaining the same in any way affect the Commencement Date.

(10) Broker(s): Real Estate Strategies, Ltd. and Treeline Leasing LLC.

(11) Security Deposit: None.

                                   ARTICLE 1.
                             DEMISED PREMISES; RENT

1.01. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Demised Premises for the term to commence on the respective Commencement Date and to end at 11:59 p.m. on the Expiration Date or until such term shall sooner cease and terminate as hereinafter provided.

1.02. (a) Notwithstanding the Commencement Date set forth above, unless the Original Premises and the Expansion Space are substantially completed and delivered to Tenant on the first day of a given month, the Fixed Annual Rent for the first month shall not be payable until the first day of the second calendar month following the month in which the Landlord substantially completes Landlord's Work and either (i) all necessary written Occupancy Approvals have been obtained or (ii) Landlord indemnifies Tenant in accordance with Article A,
Section 3 (the "Rent Commencement Date"). By way of example, in the event the Commencement Date is set for June 15, 2005, Fixed Annual Rent shall commence on August 1, 2005 subject to the rent abatement, as set below, bringing the first actual payment of Fixed Annual Rent to September 1, 2005; in the event the Commencement Date is set for June 1, 2005, the Fixed Annual Rent shall commence on July 1, 2005, subject to the rent abatement set forth below as set below, bringing the first actual payment of Fixed Annual Rent to August 1, 2005.

         (b) From and after the Rent Commencement Date, subject to the rent abatement set forth in Article 1.06 below, Tenant shall pay to Landlord the Fixed Annual Rent as stated below in each period, said sum to be paid in advance on the first of each and every calendar month in an amount equal to one-twelfth thereof during the term of this Lease as follows:

                       [RENT SCHEDULES BEGIN ON NEXT PAGE]

ORIGINAL PREMISES

Suite LL08            12,865 RSF        Proportionate Share:           4.09%
----------

  Lease                                  Total Fixed Annual           Monthly
   Year       From          To                Base Rent             Installment
   ----       ----          --      -         ---------             -----------
    1       9/1/2005    8/31/2006            $283,030.00            $23,585.83
    2       9/1/2006    8/31/2007            $292,678.75            $24,389.90
    3       9/1/2007    8/31/2008            $302,327.50            $25,193.96
    4       9/1/2008    8/31/2009            $311,976.25            $25,998.02
    5       9/1/2009    8/31/2010            $321,625.00            $26,802.08
    6       9/1/2010    8/31/2011            $331,273.75            $27,606.15
    7       9/1/2011    8/31/2012            $340,922.50            $28,410.21
    8       9/1/2012    8/31/2013            $353,787.50            $29,482.29
    9       9/1/2013    8/31/2014            $366,652.50            $30,554.38
    10      9/1/2014    8/31/2015            $379,517.50            $31,626.46
    11      9/1/2015    8/31/2016            $392,382.50            $32,698.54
    12      9/1/2016    8/31/2017            $405,247.50            $33,770.63
    13      9/1/2017    2/28/2018            $418,112.50            $34,842.71

Suite 110             2,084 RSF         Proportionate Share:           0.66%
---------

  Lease                                  Total Fixed Annual           Monthly
   Year       From          To                Base Rent             Installment
   ----       ----          --      -         ---------             -----------
    1       9/1/2005    8/31/2006            $51,058.00              $4,254.83
    2       9/1/2006    8/31/2007            $52,621.00              $4,385.08
    3       9/1/2007    8/31/2008            $54,184.00              $4,515.33
    4       9/1/2008    8/31/2009            $55,747.00              $4,645.58
    5       9/1/2009    8/31/2010            $56,760.00              $4,730.00
    6       9/1/2010    8/31/2011            $58,308.00              $4,859.00
    7       9/1/2011    8/31/2012            $59,856.00              $4,988.00
    8       9/1/2012    8/31/2013            $61,920.00              $5,160.00
    9       9/1/2013    8/31/2014            $63,984.00              $5,332.00
    10      9/1/2014    8/31/2015            $66,048.00              $5,504.00
    11      9/1/2015    8/31/2016            $68,112.00              $5,676.00
    12      9/1/2016    8/31/2017            $70,176.00              $5,848.00
    13      9/1/2017    2/28/2018            $72,240.00              $6,020.00

Suite 112             6,824 RSF         Proportionate Share:           2.17%
---------

  Lease                                  Total Fixed Annual           Monthly
   Year       From          To                Base Rent             Installment
   ----       ----          --      -         ---------             -----------
    1       9/1/2005    8/31/2006            $167,188.00            $13,932.33
    2       9/1/2006    8/31/2007            $172,306.00            $14,358.83
    3       9/1/2007    8/31/2008            $177,424.00            $14,785.33
    4       9/1/2008    8/31/2009            $182,542.00            $15,211.83
    5       9/1/2009    8/31/2010            $187,660.00            $15,638.33
    6       9/1/2010    8/31/2011            $192,778.00            $16,064.83
    7       9/1/2011    8/31/2012            $197,896.00            $16,491.33
    8       9/1/2012    8/31/2013            $204,720.00            $17,060.00
    9       9/1/2013    8/31/2014            $211,544.00            $17,628.67
    10      9/1/2014    8/31/2015            $218,368.00            $18,197.33
    11      9/1/2015    8/31/2016            $225,192.00            $18,766.00
    12      9/1/2016    8/31/2017            $232,016.00            $19,334.67
    13      9/1/2017    2/28/2018            $238,840.00            $19,903.33

Suite 500             53,000 RSF        Proportionate Share:          16.85%
---------

  Lease                                  Total Fixed Annual           Monthly
   Year       From          To                Base Rent             Installment
   ----       ----          --      -         ---------             -----------
    1       9/1/2005    8/31/2006           $1,298,500.00           $108,208.33
    2       9/1/2006    8/31/2007           $1,338,250.00           $111,520.83
    3       9/1/2007    8/31/2008           $1,378,000.00           $114,833.33
    4       9/1/2008    8/31/2009           $1,417,750.00           $118,145.83
    5       9/1/2009    8/31/2010           $1,457,500.00           $121,458.33
    6       9/1/2010    8/31/2011           $1,497,250.00           $124,770.83
    7       9/1/2011    8/31/2012           $1,537,000.00           $128,083.33
    8       9/1/2012    8/31/2013           $1,590,000.00           $132,500.00
    9       9/1/2013    8/31/2014           $1,643,000.00           $136,916.67
    10      9/1/2014    8/31/2015           $1,696,000.00           $141,333.33
    11      9/1/2015    8/31/2016           $1,749,000.00           $145,750.00
    12      9/1/2016    8/31/2017           $1,802,000.00           $150,166.67
    13      9/1/2017    2/28/2018           $1,855,000.00           $154,583.33

FIRST EXPANSION SPACE

Suite 122             207 RSF           Proportionate Share:           0.07%
---------

  Lease                                  Total Fixed Annual           Monthly
   Year       From          To                Base Rent             Installment
   ----       ----          --      -         ---------             -----------
    1       9/1/2005    8/31/2006             $5,071.50               $422.63
    2       9/1/2006    8/31/2007             $5,226.75               $435.56
    3       9/1/2007    8/31/2008             $5,382.00               $448.50
    4       9/1/2008    8/31/2009             $5,537.25               $461.44
    5       9/1/2009    8/31/2010             $5,692.50               $474.38
    6       9/1/2010    8/31/2011             $5,847.75               $487.31
    7       9/1/2011    8/31/2012             $6,003.00               $500.25
    8       9/1/2012    8/31/2013             $6,210.00               $517.50
    9       9/1/2013    8/31/2014             $6,417.00               $534.75
    10      9/1/2014    8/31/2015             $6,624.00               $552.00
    11      9/1/2015    8/31/2016             $6,831.00               $569.25
    12      9/1/2016    8/31/2017             $7,038.00               $586.50
    13      9/1/2017    2/28/2018             $7,245.00               $603.75

Suite 120             3,306 RSF         Proportionate Share:           1.05%
---------

  Lease                                  Total Fixed Annual           Monthly
   Year       From          To                Base Rent             Installment
   ----       ----          --      -         ---------             -----------
    1       9/1/2005    8/31/2006            $80,997.00              $6,749.75
    2       9/1/2006    8/31/2007            $83,476.50              $6,956.38
    3       9/1/2007    8/31/2008            $85,956.00              $7,163.00
    4       9/1/2008    8/31/2009            $88,435.50              $7,369.63
    5       9/1/2009    8/31/2010            $90,915.00              $7,576.25
    6       9/1/2010    8/31/2011            $93,394.50              $7,782.88
    7       9/1/2011    8/31/2012            $95,874.00              $7,989.50
    8       9/1/2012    8/31/2013            $99,180.00              $8,265.00
    9       9/1/2013    8/31/2014            $102,486.00             $8,540.50
    10      9/1/2014    8/31/2015            $105,792.00             $8,816.00
    11      9/1/2015    8/31/2016            $109,098.00             $9,091.50
    12      9/1/2016    8/31/2017            $112,404.00             $9,367.00
    13      9/1/2017    2/28/2018            $115,710.00             $9,642.50

SECOND EXPANSION SPACE  [REPLACE WITH CORRECT SCHEDULE]



















STORAGE SPACE

Suite LL14              1,471 RSF

   Lease                               Total Fixed Annual      Monthly
    Year        From         To             Base Rent        Installment
    ----        ----         --      -      ---------        -----------
      1       9/1/2005    8/31/2006        $13,239.00         $1,103.25
      2       9/1/2006    8/31/2007        $13,636.17         $1,136.35
      3       9/1/2007    8/31/2008        $14,045.26         $1,170.44
      4       9/1/2008    8/31/2009        $14,466.61         $1,205.55
      5       9/1/2009    8/31/2010        $14,900.61         $1,241.72
      6       9/1/2010    8/31/2011        $15,347.63         $1,278.97
      7       9/1/2011    8/31/2012        $15,808.06         $1,317.34
      8       9/1/2012    8/31/2013        $16,282.30         $1,356.86
      9       9/1/2013    8/31/2014        $16,770.77         $1,397.56
     10       9/1/2014    8/31/2015        $17,273.89         $1,439.49
     11       9/1/2015    8/31/2016        $17,792.11         $1,482.68
     12       9/1/2016    8/31/2017        $18,325.87         $1,527.16
     13       9/1/2017    2/28/2018        $18,875.65         $1,572.97

Suite 470               921 RSF
---------

   Lease                               Total Fixed Annual      Monthly
    Year        From         To             Base Rent        Installment
    ----        ----         --      -      ---------        -----------
      1       9/1/2005    8/31/2006        $8,289.00           $690.75
      2       9/1/2006    8/31/2007        $8,537.67           $711.47
      3       9/1/2007    8/31/2008        $8,793.80           $732.82
      4       9/1/2008    8/31/2009        $9,057.61           $754.80
      5       9/1/2009    8/31/2010        $9,329.34           $777.45
      6       9/1/2010    8/31/2011        $9,609.22           $800.77
      7       9/1/2011    8/31/2012        $9,897.50           $824.79
      8       9/1/2012    8/31/2013        $10,194.42          $849.54
      9       9/1/2013    8/31/2014        $10,500.26          $875.02
     10       9/1/2014    8/31/2015        $10,815.26          $901.27
     11       9/1/2015    8/31/2016        $11,139.72          $928.31
     12       9/1/2016    8/31/2017        $11,473.91          $956.16
     13       9/1/2017    2/28/2018        $11,818.13          $984.84

Suite 497              1,400 RSF
---------

   Lease                            Total Fixed Annual     Monthly
    Year       From        To            Base Rent       Installment
    ----       ----        --     -      ---------       -----------
     1       9/1/2005  8/31/2006        $12,600.00        $1,050.00
     2       9/1/2006  8/31/2007        $12,978.00        $1,081.50
     3       9/1/2007  8/31/2008        $13,367.34        $1,113.95
     4       9/1/2008  8/31/2009        $13,768.36        $1,147.36
     5       9/1/2009  8/31/2010        $14,181.41        $1,181.78
     6       9/1/2010  8/31/2011        $14,606.85        $1,217.24
     7       9/1/2011  8/31/2012        $15,045.06        $1,253.75
     8       9/1/2012  8/31/2013        $15,496.41        $1,291.37
     9       9/1/2013  8/31/2014        $15,961.30        $1,330.11
     10      9/1/2014  8/31/2015        $16,440.14        $1,370.01
     11      9/1/2015  8/31/2016        $16,933.35        $1,411.11
     12      9/1/2016  8/31/2017        $17,441.35        $1,453.45
     13      9/1/2017  2/28/2018        $17,964.59        $1,497.05

Suite 432             1,293 RSF
---------

   Lease                            Total Fixed Annual     Monthly
    Year       From        To            Base Rent       Installment
    ----       ----        --     -      ---------       -----------
     1       9/1/2005  8/31/2006        $11,637.00         $969.75
     2       9/1/2006  8/31/2007        $11,986.11         $998.84
     3       9/1/2007  8/31/2008        $12,345.69        $1,028.81
     4       9/1/2008  8/31/2009        $12,716.06        $1,059.67
     5       9/1/2009  8/31/2010        $13,097.55        $1,091.46
     6       9/1/2010  8/31/2011        $13,490.47        $1,124.21
     7       9/1/2011  8/31/2012        $13,895.19        $1,157.93
     8       9/1/2012  8/31/2013        $14,312.04        $1,192.67
     9       9/1/2013  8/31/2014        $14,741.40        $1,228.45
     10      9/1/2014  8/31/2015        $15,183.65        $1,265.30
     11      9/1/2015  8/31/2016        $15,639.15        $1,303.26
     12      9/1/2016  8/31/2017        $16,108.33        $1,342.36
     13      9/1/2017  2/28/2018        $16,591.58        $1,382.63


The Commencement Dates reflected in the above charts may be modified in the event that the Commencement Dates for the Original Premises, the Expansion Space or the Storage Space differ from that stated in the above charts. Landlord and Tenant shall execute a certificate ("Commencement Date Memorandum") confirming
(i) the actual Commencement Date and Expiration Date (subject to Tenant's Renewal Option set forth in Article 41 hereof) for each of the spaces rented to Tenant; (ii) the actual rentable square footage for each of the spaces rented to Tenant; (iii) Tenant's Proportionate Share for each of the spaces rented to Tenant; and the total Fixed Annual Rent for each such space. Said Commencement Date Memorandum being jointly executed upon confirmation and delivery by Landlord to Tenant of the applicable space.

(c) Tenant acknowledges that the Expansion Space, with the exception of Suite 122 (which is occupied by a month-to-month tenant) is presently occupied by other tenants pursuant to valid leases in full force and effect. Landlord shall use best efforts to cause such spaces to be vacated by the tenants in possession of said spaces as soon as is reasonably practical after execution of this Lease. Notwithstanding, Tenant shall accept possession of the Expansion Space on such date as Landlord is able to deliver same to Tenant in the condition contemplated by this Lease.

(d) Landlord shall, on the Commencement Date for the Original Premises, deliver to Tenant the Storage Space. The Storage Space shall initially consist of approximately 5,085 rentable square feet of space. Tenant shall have the right to lease from Landlord during the term of this Lease up to an additional 5,000 rentable square feet of storage space in the basement of the Building. Notwithstanding anything to the contrary herein contained, Landlord may, at any time and in Landlord's sole discretion, relocate all or any portion of the Storage Space to an alternative location within the Building upon ten (10) days prior written notice to Tenant; provided, however, that the replacement Storage Space provided by Landlord contains approximately the same rentable square footage as the Storage Space Landlord is requiring Tenant to vacate. Landlord shall bear all reasonable and actual costs of relocating Tenant's Storage Space.

(e) The parties hereto acknowledge that the Fixed Annual Rent due for the Demised Premises is an aggregate of all of the rent schedules and nothing herein shall in any manner be construed as to separate the Demised Premises or the obligations set forth herein it being understood and agreed by the purpose of the separate rent schedules is for convenience purposes only as there is a possibility that the commencement date may not be the same for each of the suites.

(f) The parties hereto acknowledge that the term of the Lease shall be co-terminus for all of the Demised Premises. As such, the term for the Expansion Space shall terminate on the same date as the term for the Original Space.

1.03. (a) Intentionally Omitted.

         (b) All sums (other than Fixed Annual Rent) payable hereunder shall be deemed additional rent, and together with Fixed Annual Rent shall be payable without setoff or deduction whatsoever, except as may be occasioned by the occurrence of any event permitting a deduction from or abatement of rent as specifically set forth in Articles 10 and 14. It is expressly understood and agreed that the Base Electric Charge (as hereinafter defined) that is due hereunder are part of the additional rent due and owing and Tenant's failure to pay same as and when due shall be a material default hereunder. Fixed Annual Rent and additional rent shall be paid in lawful money of the United States by electric funds transfer ("EFT"), or by good and sufficient check (subject to collection) drawn to Landlord's order on a bank which is a member of the New York Clearinghouse Association or a successor thereto or by money order. Said checks shall be sent to Landlord at the office of Landlord's Managing Agent, Treeline Management Corp., P.O. Box 341, Carle Place, New York 11514 or to such other party or parties and/or at such other address(es) as Landlord shall designate by written notice to Tenant.

1.04. If Tenant shall fail to pay any installment of Fixed Annual Rent or any payment of additional rent for a period of five (5) days after such installment or payment shall have become due, Tenant shall pay a late charge to Landlord of $350.00 plus interest at the Interest Rate (as such term is defined in Article 33 hereof), from the date when such installment or payment shall have become due to the date of the payment thereof, and such interest shall be deemed additional rent.

1.05. Tenant shall have twenty four (24) hour a day, seven (7) day a week access to, and use of the Demised Premises, the Building, and the Property (with the exception of the gated parking area in which access will only be available until on Business Days, Monday through Friday from 7:00 A.M. to 9:00 P.M.), which access shall be by passcard access after business hours and on days other than Business Days. Notwithstanding the foregoing, Landlord shall provide Tenant with up to twelve (12) gated and marked parking spaces on the upper level of the parking garage, as to which Tenant will have access twenty four (24) hours a day, seven (7) days a week, via passcard access. Landlord shall provide Tenant with five (5) passcards per each 1,000 rentable square feet of space being leased by Tenant upon commencement of the Lease Term. Additional passcards (at the same ratio) will be delivered to Tenant upon the commencement of the Lease term for the Expansion Space. Tenant shall have the right to fifty (50) replacement cards per year at no cost to Tenant. In addition, Tenant shall have the right to additional passcards (at the same ratio of five (5) passcards per each 1,000 rentable square feet of space being leased) in the event it exercises its right of first offer as set forth in Article 42 herein. Subject to the above rights, if Tenant shall require replacement of any passcard issued to it, Tenant shall pay to Landlord as additional rent a charge of $50.00 per passcard requiring replacement. Tenant shall surrender to Landlord all passcards issued to it upon the expiration or earlier termination of this Lease. Landlord shall have no liability to Tenant in the event that the passcard access system malfunctions and Tenant cannot gain access to the Demised Premises and the Building after business hours or on days other than business days; provided, however, that Landlord agrees to regularly service and maintain the passcard access system in good working order and shall promptly repair the passcard access system as soon as is reasonably practical after receipt of written or oral notice that same has malfunctioned.

1.06. Tenant shall be entitled to an abatement of Fixed Annual Rent for the first month of the initial term of this Lease as to the Original Space and the Expansion Space. Said free rent period shall consist of the first full calendar month after the Commencement Date of the term of this Lease for the applicable space.

                                   ARTICLE 2.
                              CONDITION OF PREMISES

2.01. Landlord, at Landlord's sole cost and expense, shall perform the work in and to the Demised Premises described in Exhibit B annexed to this Lease (the "Workletter"). Tenant acknowledges that the Workletter represents the agreement of Landlord and Tenant concerning all work to be performed by Landlord in the Demised Premises and that any work not specifically delineated in the Workletter shall not be performed by Landlord. Landlord reserves the right to make such changes and/or substitutions in the Workletter as may be required by any governmental agency having jurisdiction over the Demised Premises or as may be required by site conditions, subject to Tenant's written approval, which approval shall not be unreasonably withheld or delayed. All of the facilities, materials and work to be furnished, installed and performed by Landlord in the Demised Premises pursuant to the Workletter are referred to herein as "Landlord's Work". Any upgrades or additional work not included in the Workletter and any amendments or addendums thereto, that Tenant requests Landlord to perform shall not be deemed a portion of Landlord's Work and may be performed by Landlord after payment by Tenant of the cost of such upgrades or additional work in cash, electronic funds transfer ("EFT") or by check, as directed by Landlord; it is expressly understood and agreed that Landlord shall have no obligation whatsoever to perform any such additional work, except as stated expressly in the Workletter and any amendments or addendums thereto, unless the same is required for the issuance of the certificate of occupancy for the Original Premises and for the Expansion Space, as the same is applicable. Attached hereto as Exhibit "T" is a list of Tenant's requested upgrades or additional work that Landlord has agreed as of the date hereof to perform. Landlord shall not be obligated to accept any additional requests from Tenant for additional work in the Demised Premises except as set forth on Exhibit "T".

2.02. Landlord's Work for the Original Premises and/or the Expansion Space shall be deemed to have been substantially completed notwithstanding that minor or insubstantial details of construction, decoration or mechanical adjustment and/or minor "punch list" items remain to be performed, provided that (x) any and all required life safety systems (as hereinafter defined) in connection with the issuance of certificate of occupancy for the respective space are installed and properly functioning; (y) the aggregate cost of the "punch list" items for the Original Premises does not exceed One Hundred and Forty Thousand ($140,000) Dollars and the aggregate cost of the "punch list" items for the Expansion Space does not exceed Forty Thousand ($40,000) Dollars; and (z) the Original Premises or Expansion Space, as the same is applicable, are accessible and reasonably usable for the conduct of Tenant's business. Landlord shall provide Tenant with ten (10) days prior written notice of when it will have substantially completed the (i) Original Premises and (ii) the Expansion Space.. If Landlord shall be delayed in substantially completing Landlord's Work as a direct result of any act, neglect, failure or omission of Tenant, its agents, servants, employees, contractors, or subcontractors such delay shall be deemed a "Tenant Delay". A Tenant Delay shall include, without limitation, the following items:

(i) Tenant's failure to supply necessary information requested by Landlord necessary to substantially complete the Demised Premises after written request by Landlord; or

(ii) Tenant's untimely request for materials, finishes or installations other than as set forth in the Workletter which are not readily available at the time Landlord is ready to install same or are not consistent with the Workletter or the Tenant Upgrades; or (iii) Tenant's changes in drawings, plans or specifications for Landlord's Work in the Demised Premises pursuant to the Workletter which would require Landlord to either refile or amend its filings with the Building Department.

2.03. Tenant shall pay to Landlord a sum equal to any reasonable additional cost to Landlord (i.e., the total cost incurred by Landlord for labor, materials and engineering in excess of the aggregate costs which Landlord would have incurred to complete Landlord's Work if there had been no Tenant Delay) in completing Landlord's Work resulting from any Tenant Delay. Any such sums shall be paid to Landlord within thirty (30) days after Tenant receives Landlord's invoices therefor. Such costs shall be collectible in the same manner as additional rent whether or not the term of this Lease shall have commenced, and in default of payment thereof, Landlord shall (in addition to all other remedies) have the same rights as in the event of default of payment of Fixed Annual Rent.

2.04. If the occurrence of the Commencement Date shall be delayed by direct result of any Tenant Delay, the Commencement Date shall be accelerated by the number of days of such Tenant Delay.

2.05. Tenant, by entering into possession of the Original Premises and/or the Expansion Space for the conduct of its business, shall be deemed to have conclusively agreed that Landlord has performed all of its obligations hereunder solely with respect to Landlord's Work with respect to applicable space, and that the Original Premises and/or the Expansion Space are in satisfactory condition as of the date of such possession, except for latent defects and items remaining to be performed by Landlord pursuant to Section 2.01 above and subject to the one (1) year warranty given to Tenant by Landlord as set forth in Article 7.

2.06. Notwithstanding anything to the contrary contained herein, (a) if Tenant provides Landlord with an approved Plan for the Original Premises by June 20, 2005 (TIME BEING OF THE ESSENCE), and Landlord fails to deliver possession to Tenant of the Original Premises in the condition required by this Lease by (i) October 15, 2005, Tenant shall be entitled to a rent abatement equal to one (1) day of Fixed Annual Rent for the Original Premises for each day thereafter that Landlord fails to so deliver the Original Premises to Tenant, or (ii) November 1, 2005, Tenant shall be entitled to a rent abatement equal to two (2) days of Fixed Annual Rent for the Original Premises for each day thereafter that Landlord fails to so deliver the Original Premises to Tenant; or (b) if Tenant fails to deliver to Landlord an approved Plan for the Original Premises by June 20, 2005, (i) Landlord's time to complete the Original Space shall be extended for two (2) days for each day that Tenant fails to so deliver the approved Plan to Landlord, and (ii) Tenant shall forfeit one (1) day of Holdover Rent (as defined in Article 44) for each day after June 20, 2005 that Tenant fails to so deliver the approved Plan to Landlord.

                                   ARTICLE 3.
                                    CAFETERIA

3.01. The parties hereto acknowledge that there is currently a cafeteria in the Building (the "Cafeteria") pursuant to a lease (the "Cafeteria Lease") with Landlord (the "Cafeteria Tenant"). Landlord shall notify Tenant in the event the Cafeteria Tenant is unable to meet its obligations pursuant to its lease and vacates the Cafeteria whereupon Landlord and Tenant shall each endeavor to find a new cafeteria operator for the Cafeteria. The business terms for the new cafeteria operator shall be based upon the same material terms (i.e. the same rental charge per annum with similar annual escalations for any period remaining in the term of the Cafeteria Lease, regardless of whether the lease with the prospective cafeteria operator is for the remaining term of the Cafeteria Lease or for an extended term) as the Cafeteria Lease. At no time shall this Article be deemed to require Landlord to accept a cafeteria operator which Landlord does not wish to accept as a tenant in the Building, however Landlord's acceptance of the cafeteria operator shall not be unreasonably withheld, conditioned or delayed. In the event Landlord does not accept the cafeteria operator chosen by Tenant, Landlord shall notify Tenant of the same and Landlord's reasons for its refusal to accept said cafeteria operator.
                                   ARTICLE 4.
                           REAL ESTATE TAX ESCALATION

4.01. For the purposes of this Article 4, the following definitions shall apply:

                  (a) The term "Base Tax" shall mean the Taxes payable for the Base Year, net of any special assessments and as finally determined. If the Base Tax subsequently shall be adjusted, corrected or reduced whether as the result of protest, by means of agreement or as the result of legal proceedings, the Base Tax for the purpose of computing any additional rent payable pursuant to this Article shall be the Base Tax as so adjusted, corrected or reduced. Until the Base Tax is so adjusted, corrected or reduced, if ever, Tenant shall pay additional rent hereunder based upon the unadjusted, uncorrected or unreduced Base Tax and upon such adjustment, correction or reduction occurring, any additional rent payable by Tenant prior to the date of such occurrence shall be recomputed and Tenant shall pay to Landlord any additional rent found due by such recomputation within ten days after being billed therefor (which bill shall set forth in reasonable detail the pertinent date causing and comprising such recomputation).

                  (b) The term "Taxes" shall mean all fully assessed real estate taxes, assessments or any other governmental charge, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature whatsoever, that are or may be assessed, levied or imposed upon all or any part of the land (hereinafter referred to as the "Land") on which the Building is situated, the Building and sidewalks or streets in front of or adjacent thereto imposed by Federal, State or local government (but excluding any income, franchise, corporate, estate, inheritance, succession, capital stock, transfer or mortgage recording tax, unless same shall be in substitution for or in lieu of a real estate tax assessment) and any and all personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and appurtenances in, upon or used in connection with the Building and Land for operation thereof; it being expressly understood and agreed that it is the intention of the parties for the term "Taxes" to have the broadest possible meaning and not to be limited by the foregoing description. If, due to a future change in the method of taxation or in the taxing authority, a new or additional tax or assessment is imposed against Landlord, and/or the Land and/or the Building, and/or the sidewalks or streets in front of or adjacent thereto or the rents or income therefrom, in addition to, or in substitution in whole or in part for any tax which would constitute "Taxes", or in lieu of additional Taxes, such tax or imposition shall be deemed for the purposes hereof to be included within the term "Taxes".

                  (c) The term "Tax Year" shall mean each calendar year in which occurs any part of the term of this Lease or such other period of twelve (12) months occurring during the term of this Lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the taxing authorities.

                  (d) The term "Escalation Statement" shall mean a statement setting forth the amount payable by Tenant for a specified Tax Year pursuant to this Article 4.

4.02. (a) Tenant shall pay as additional rent for each Tax Year a sum ("Tenant's Tax Payment") equal to Tenant's Proportionate Share of the amount by which the Taxes for such Tax Year exceed the Base Tax. Tenant's Tax Payment for each Tax Year shall be due and payable in twelve equal monthly installments, in advance, on the first day of each month during the Tax Year, based upon the Escalation Statement furnished prior to the commencement of such Tax Year, until such time as a new Escalation Statement for a subsequent Tax Year shall become effective. If an Escalation Statement is furnished to Tenant after the commencement of the Tax Year in respect of which such Escalation Statement is rendered, Tenant shall, within thirty (30) days thereafter, pay to Landlord an amount equal to the amount of any underpayment of Tenant's Tax Payment with respect to such Tax Year and, in the event of any overpayment, Landlord shall permit Tenant to credit against subsequent payments under this Section 4.02 the amount of Tenant's overpayment, or if the Lease has expired or terminated, provided there are no outstanding amounts due to Landlord, promptly reimburse said overpayment to Tenant. If there shall be any increase in Taxes for any Tax Year, whether during or after such Tax Year, Landlord shall furnish a revised Escalation Statement for such Tax Year, and Tenant's Tax Payment for such Tax Year shall be adjusted and paid substantially in the same manner as provided in the preceding sentence. If during the term of this Lease, Taxes are required to be paid (either to the appropriate taxing authorities or as tax escrow payments to a superior mortgagee) in full or in other installments, on any other date or dates than as presently required, then at Landlord's option, Tenant's Tax Payments shall be correspondingly accelerated or revised so that said Tenant's Tax Payments are due to the taxing authorities or the superior mortgagee. Provided Tenant has timely paid the Taxes due hereunder to Landlord, Tenant shall not be liable for the payment of any interest or penalties associated with the late or partial payment of such Taxes by Landlord to any federal, state or local government or agency.

                  (b) If the real estate tax fiscal year of any taxing authority shall be changed during the term of this Lease, any Taxes for such fiscal year, a part of which is included within a particular Tax Year and a part of which is not so included, shall be apportioned on the basis of the number of days in such fiscal year included in the particular Tax Year for the purpose of making the computations under this Section 4.02.

                  (c) If the Taxes for any Tax Year for which Tenant shall have paid additional rent pursuant to this Article shall be adjusted, corrected or reduced whether as the result of protest of any tentative assessment, or by means of agreement, or as the result of legal proceedings, the additional rent becoming due in said Tax Year pursuant to this Article shall be determined on the basis of said corrected, adjusted or reduced Taxes. If Tenant shall have paid any additional rent pursuant to this Article for such Tax Year prior to any said adjustment, Landlord shall credit or refund to Tenant any excess amount thus paid as reflected by said adjusted Taxes, less Tenant's Proportionate Share of any cost, expense or fees (including reasonable experts' and reasonable attorneys' fees ) incurred by Landlord in obtaining said tax adjustment. If said tax adjustment shall occur prior to Tenant's payment of any of said Taxes due hereunder as additional rent, Tenant shall pay, as additional rent, Tenant's Proportionate Share of any cost, expenses or fees (including reasonable experts' and reasonable attorneys' fees ) incurred by Landlord in obtaining said tax adjustment.

4.03. In the event that the Commencement Date shall be other than the first day of a Tax Year or the date of the expiration or other termination of this Lease shall be a day other than the last day of a Tax Year, then, in applying the provisions of this Article 4 with respect to any Tax Year in which such event shall have occurred, appropriate adjustments shall be made to reflect the occurrence of such event on the basis of the portion of such Tax Year that shall have elapsed after the term hereof commences in the case of the Commencement Date, and prior to the date of such expiration or termination in the case of the Expiration Date or other termination.

4.04. Payments shall be made pursuant to this Article 4 notwithstanding the fact that an Escalation Statement is furnished to Tenant after the expiration of the term of this Lease. In no event shall the Fixed Annual Rent be reduced by the operation of this Article 4. The rights and obligations of Landlord and Tenant under the provisions of this Article 4 with respect to any additional rent shall survive the expiration or other termination of this Lease.

4.05. Landlord's failure to render an Escalation Statement with respect to any Tax Year shall not prejudice Landlord's right thereafter to render an Escalation Statement with respect thereto or with respect to any subsequent Tax Year, provided said Escalation Statement does not relate to any Tax Year more than thirty six (36) months from the date the Escalation Statement should have been presented to Tenant.

4.06. Each Escalation Statement shall be conclusive and binding upon Tenant unless within the later of thirty (30) days after receipt of such Escalation Statement and ten (10) days from Tenant's receipt of the Tax Records, as defined below. At Tenant's request Landlord shall provide Tenant with evidence supporting the tax amount, either with a complete copy of the tax bill or such other evidence as is in Landlord's possession ("Tax Records"). Tenant shall notify Landlord that it disputes the correctness of such Escalation Statement and shall state the basis upon which Tenant believes in good faith that same is incorrect. Pending the determination of such dispute, Tenant shall pay all amounts due pursuant to the Escalation Statement in dispute, without prejudice to Tenant's position, however, such payment shall in no way prejudice Tenant's right to dispute said payment.

4.07. If Tenant shall fail to pay any amounts due pursuant to this Article as and when due, the terms of Section 1.04 hereof shall apply and Landlord shall be entitled to impose late charges and interest in accordance with the terms of that Section.

4.07. 4.08. In the event Tenant applies for and receives a reduction and/or an abatement of the Taxes as part of any economic incentive program directly due to Tenant's use or occupancy of the Building or directly due to its conducting its business operations in the state, county or local municipality and Tenant can provide Landlord with evidence of the same, Tenant shall receive a credit against its proportionate share of Taxes owed to Landlord in an amount equal to such reduction and/or abatement upon Landlord's receipt of said reduction and/or abatement. Landlord shall cooperate with Tenant in connection with Tenant's application for such economic development incentives pursuant to Article 47.02 herein but in no event shall Landlord be required to execute any documentation which would in any manner materially adversely affect Landlord, the Property or the Building. Tenant shall reimburse Landlord for any and all reasonable costs incurred by Landlord (including but not limited to reasonable attorneys' fees) in connection with the application.

4.09. Notwithstanding anything to the contrary herein contained, Tenant shall not be charged any additional rent pertaining to Real Estate Taxes during the initial twelve months of the initial term of this Lease.

                                   ARTICLE 5.
                                       USE

5.01. The Demised Premises shall be used by Tenant solely as and for the Permitted Use and for no other purpose. No sublease, assignment or other transfer of any of Tenant's rights hereunder shall be inconsistent with the Permitted Use, absent Landlord's consent which shall not be unreasonably withheld, conditioned or delayed. In no event shall Landlord be required to consent to a change in the Permitted Use that, in Landlord's reasonable judgment, is inconsistent with the Building's status as a Class A office building in Nassau County, New York.

5.02. Tenant shall not use or permit the use of the Demised Premises or any part thereof in any way that would violate the Permitted Use or any of the covenants, agreements, terms, provisions and conditions of this Lease or for any unlawful purpose or in any unlawful manner or in violation of the Certificate of Occupancy for the Demised Premises or the Building, and Tenant shall not suffer or permit the Demised Premises or any part thereof to be used in any manner, or anything to be done therein or anything to be brought into or kept therein, that, in the reasonable judgment of Landlord, in any way impairs or tends to impair the character, reputation or appearance of the Building as a high quality office building, impairs or interferes with, or tends to impair or interfere with, any of the Building services or the proper and economic heating, cleaning, air-conditioning, ventilating or other servicing of the Building or the Demised Premises, or impairs or interferes with, or tends to impair or interfere with, the use of any of the other areas of the Building by, or occasions material discomfort, inconvenience or annoyance of, any other tenants or occupants of the Building, or increases, or tends to increase, Landlord's costs of operating the Building. Tenant shall not install any electrical or other equipment of any kind that, on the reasonable judgment of Landlord, might cause any such impairment, interference, discomfort, inconvenience or annoyance. Upon ten (10) days written notice to Tenant (except in the case which Landlord, in its reasonable discretion, deems a bona fide emergency, in which case no notice is required) Landlord shall be permitted to take such "peaceable" actions as Landlord reasonably deems necessary to obtain Tenant's compliance with this Section including, without limitation, removal at Tenant's sole cost and expense of any installations of Tenant that violate the terms of this Section in Landlord's judgment.

5.03. Landlord shall at all times comply with all applicable federal, state and local laws with respect to the Building and the Property. If any governmental license or permit, other than a Certificate of Occupancy for the Building, shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises or any part thereof, Tenant at its expense shall procure and maintain and comply with the terms and conditions of such license or permit and submit the same to Landlord for inspection.

                                   ARTICLE 6.
                          ALTERATIONS AND INSTALLATIONS

6.01. Tenant shall make no alterations, installations, additions or improvements in or to the Demised Premises without Landlord's prior written consent and then only by contractors or mechanics first approved by Landlord, which consent and approval may be withheld in Landlord's reasonable discretion. Landlord's approval shall not be construed as a representation, warranty or statement by Landlord that any work to be performed by Tenant in the Demised Premises is in compliance with applicable law or is otherwise properly designed or efficacious for Tenant's intended purpose. All work, alterations, installations, additions and improvements shall be done at Tenant's sole expense and at such times and in such manner as Landlord may from time to time designate in Landlord's sole discretion, shall be done in a good and workmanlike manner, and shall be effected in compliance with all applicable laws, ordinances, rules and regulations, including, without limitation, the Americans with Disabilities Act. Landlord may impose such conditions in addition to those expressly provided in this Lease as to guaranty of completion and payment, or otherwise, as Landlord may consider necessary in its sole and absolute discretion.

Notwithstanding anything herein to the contrary, provided Tenant is not in default under the terms of this Lease beyond any applicable notice and cure period, Tenant may, without notice or consent of Landlord perform Cosmetic Alterations (as hereinafter defined below) to the interior of the Demised Premises provided that (i)Tenant shall, at all times comply with the Building Rules and Regulations as well as any requirements that are, or may at some future date, be set by Landlord's insurance carrier; (ii) Tenant shall deliver such items as are required herein pursuant this Article 6 of the Lease, including but limited to all insurance requirements set forth herein; (iii) at no time shall the alterations be performed in a manner which may in any way either unreasonably disturb other tenants in the Building or unreasonably disturb the normal operations of the Building; (iv) the alteration must be performed in a workmanlike manner and shall be performed and completed in accordance with any and all federal, state and local laws and regulations; and
(v) the cost of said Cosmetic Alterations at no time, in the aggregate, exceeds One Hundred and Eighty Thousand ($180,000.00) Dollars. For purposes of this provision "Cosmetic Alterations" shall be deemed to mean alterations solely cosmetic in nature (i.e. re-painting, replacement of floor covering; change of ceiling tiles change of decorative fixtures or furniture) which do not, at any time, require filing with the Building Department.

6.02. Any work, alterations, installations, additions or improvements in or to the Demised Premises shall be effected solely in accordance with plans and specifications first approved in writing by Landlord unless such items are Cosmetic Alterations and meet the conditions hereinbefore set forth. Such plans and specifications shall be prepared at Tenant's sole cost and expense by a professional registered architect and shall be complete, finished detailed architectural drawings and specifications for the work to be done. Tenant shall reimburse Landlord promptly upon demand for any reasonable third party costs and expenses incurred by Landlord in connection with Landlord's review of such Tenant's plans and specifications.

6.03. Any approved alterations, installations, additions and improvements to the Demised Premises shall be performed in accordance with the foregoing Sections and the following provisions:

                  (a) Tenant shall furnish to Landlord copies of all governmental permits and authorizations that are required in connection with such work. All such governmental permits and authorizations shall be obtained by Tenant at its sole cost and expense and Tenant shall pay the cost of filing Tenant's plans and specifications with appropriate governmental authorities in such form as Landlord has agreed to in its reasonable discretion. Tenant shall also obtain all required sign-offs of any permits applied for by Tenant. If Tenant fails to do so, Landlord may, upon thirty (30) days written notice, do so at Tenant's sole cost and expense and may charge Tenant as additional rent to be paid immediately Landlord's actual costs associated with obtaining such sign-offs.

         Notwithstanding anything herein to the contrary, the thirty (30) day written notice set forth above shall be reduced to ten (10) days written notice in the event that Tenant's failure to obtain the required sign-offs shall cause a delay in Landlord's ability to close on either the sale or refinancing of the Building or in any way creates a default under the terms of Landlord's then existing financing.

                  (b) All work to be performed by Tenant shall be done in a manner that will not unreasonably interfere with or disturb other tenants or occupants of the Building.

                  (c) Prior to commencement of any work, Tenant shall furnish to Landlord certificates evidencing the existence of (i) workers' compensation insurance covering all persons employed for such work; and
         (ii) comprehensive general liability (including contractual liability) and property damage insurance from an insurance company or companies acceptable to Landlord in its reasonable discretion, naming Landlord, its designees and Tenant as insured, with coverage of at least $3,000,000 per occurrence for bodily or personal injury (including death) and $1,000,000 in respect of property damage, or in such higher amounts as Landlord may reasonably require. Such insurance shall be maintained at all times during the performance of the work and shall not be cancelable except on 30 days' prior written notice to Landlord.

6.04. Tenant shall cause to be removed and discharged of record, at Tenant's sole cost and expense, any mechanic's lien or other similar lien filed, or attaching by operation of law, against the Demised Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant by payment or filing of any bond required by law or otherwise, within thirty (30) days after Tenant's notice of any such filing or attachment of any such lien, whether by Landlord or otherwise.

6.05. Except for Tenant's trade fixtures, equipment and improvements all fixtures, improvements, alterations, installations, additions, paneling, partitions, doors, railings and like installations installed in the Demised Premises at any time, either by Tenant or by Landlord or others on Tenant's behalf and whether installed or purchased at Landlord's or Tenant's expense (collectively, the "Leasehold Improvements") shall become the property of Landlord upon installation. The Leasehold Improvements shall remain upon, and shall be surrendered with, the Demised Premises. At no time shall the any high density file systems or the like, signage installed by Tenant pursuant to
Article 38 herein, nor the Satellite Equipment installed by Tenant pursuant to
Article 37 herein be deemed to be the property of Landlord it being expressly understood and agreed that the same will be removed by Tenant, at its sole cost and expense upon the expiration or earlier termination of this Lease. 6.06. Where furnished by or at the expense of Tenant, all furniture, furnishings and trade fixtures, and any other movable property shall remain the property of Tenant and Tenant shall remove all of such property at any time prior to the expiration or other termination of the term of this Lease.

6.07. If any alterations, installations, additions, improvements or other property that Tenant is required to remove (unless otherwise agreed to by Landlord)as provided in this Lease are not removed on or prior to the expiration or sooner termination of the term of this Lease Landlord shall have the right to remove such property and to dispose of the same without accountability to Tenant and at the sole cost and expense of Tenant. In case of any damage to the Demised Premises or the Building resulting from the removal of such property (whether such removal is performed by Landlord due to Tenant's failure to do so as required by the terms of this Lease, or by Tenant), Tenant shall repair such damage or, in default thereof, shall reimburse Landlord for Landlord's actual costs in repairing such damage. Tenant's obligations under this Section 6.07 and under Sections 6.05 and 6.06 shall survive the expiration or other termination of this Lease.

                                   ARTICLE 7.
                                     REPAIRS

7.01. Landlord, at its sole cost and expense, shall maintain and repair, as necessary, the Life Safety System, roof, roof membrane and any interior ceiling damage due to roof leaks, the Building mechanical systems, the electrical system serving and/or in the Demised Premises, the structural components of the Building including the structural components in the Demised Premises, the common areas, the parking lot, the landscaping as well as all HVAC servicing and/or in the Demised Premises (with the exception of the supplemental HVAC units servicing and/or in Tenant's computer room [approximately 2,000 rsf] and the Tenant's 24 hour call center area] in the Demised Premises (the "Supplemental Units"), which Supplemental Units shall, after the first Lease Year, be maintained at Tenant's sole cost and expense, the electric, the plumbing and any sprinkler system (if the same is installed in the Demised Premises) in and servicing the Demised Premises and the Building (collectively, the "Building Systems"). Notwithstanding the foregoing, Landlord shall, at its sole cost and expense, (i) for a period of one (1) year from the applicable Commencement Date, repair the Original Premises and the Expansion Space, including, without limitation the Supplemental Units (which shall, at all times, be maintained by Tenant but shall be repaired by Landlord for the first year of the Lease term), and the bathroom and plumbing fixtures and appurtenances in the Demised Premises; and (ii) at all times throughout the term of this Lease repair the supplemental air conditioning and ventilation units and the electric baseboard heating installed in the President's office and the CEO's office, as indicated on the Plan. Subsequent to the one year period, with the exception of the Building Systems, Tenant shall, at its sole cost and expense, take good care of the Demised Premises and the fixtures and appurtenances therein) and make all non-structural repairs thereto as and when needed to preserve them in good working order and condition, notwithstanding whether the repair in question is ordinary or extraordinary, foreseen or unforeseen. All damage or injury to the Building, the Property and/or the Demised Premises and to any Structural or Non-Structural portions of the Building, the fixtures, appurtenances and equipment caused by Tenant moving property in or out of the Building, or by the installation or removal of furniture, fixtures or other property, or from any other cause of any other kind or nature whatsoever due to carelessness, omission, neglect, improper conduct or other cause on the part of Tenant, its servants, employees, agents, visitors, invitees or licensees, shall be repaired, restored or replaced promptly at Tenant's sole cost and expense to the reasonable satisfaction of Landlord. All such repairs, restorations and replacements made by Tenant shall be in quality and class equal to the original work or installations that were damaged by Tenant. If Tenant fails to make such repairs, restoration or replacements within a commercially reasonable time period, but in no event more than ten (10) days, upon written notice to Tenant, the same may be made by Landlord at the sole cost and expense of Tenant and such expenses shall be collectible as additional rent and shall be paid by Tenant within thirty (30) days after rendition by Landlord of a bill therefor.

7.02. Tenant shall not, without prior written consent of Landlord, install a high density file system or any similar equipment or fixture of similar weight and density. without Landlord's consent, which consent shall not be unreasonably withheld, conditioned or delayed.

7.03. There shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of any inconvenience, annoyance or injury to Tenant's business arising from the making of any repairs, alterations, additions, improvements in or to any portion of the Building or the Demised Premises or in or to fixtures, appurtenances or equipment thereof by Landlord, Tenant or any other tenant or other third party. Landlord shall exercise ordinary diligence in performing work in the Building so as to minimize interference with Tenant's business operations, if possible, but shall not be required to perform any work on an overtime or premium pay basis to avoid, reduce or minimize any such interference.

Notwithstanding anything herein to the contrary, Landlord shall act expeditiously to repair conditions in the Building that would potentially interfere with Tenant's normal operations in the Demised Premises so that the same is restored in a prompt and timely manner. Landlord further agrees that it will incur extra shipping charges to obtain necessary parts to repair building systems and pay for overtime work in the event the HVAC or the main electrical panel fails to operate.

7.04. Notwithstanding anything to the contrary herein contained, with the exception of the first year of the Lease term for each of the respective spaces, Landlord shall not be responsible for the replacement of light bulbs, ballasts or other electrical equipment and facilities in the Demised Premises. If Tenant requests that Landlord repair or replace any of the foregoing, and Landlord elects to do so in its sole and absolute discretion, Landlord shall bill Tenant for such materials and services at Landlord's customary rates. All such charges incurred by Tenant shall be deemed additional rent and shall be payable by Tenant within thirty (30) days from Landlord invoicing Tenant therefor.

7.05. Notwithstanding anything to the contrary herein contained, in the event that Landlord is required to perform any repairs in the Demised Premises, with the exception of that specifically noted in the second paragraph of Article 7.03 above, under no circumstances and in no event shall Landlord be required to perform same on overtime or premium pay hours. Landlord shall be entitled to perform such repairs during normal business hours on business days, if Landlord deems it appropriate, and Tenant shall not be entitled to any rent abatement as a result of the conduct by Landlord of repair work in the Demised Premises.

                                   ARTICLE 8.
                               REQUIREMENTS OF LAW

8.01. Landlord represents and warrants that Landlord's Work shall be performed in compliance with all applicable laws, orders and regulations in connection with the issuance of a certificate of occupancy for the Demised Premises. Tenant shall comply in all respects with all present and future laws, orders and regulations of federal, state, county and municipal authorities, and of all insurance bodies, and with any direction of any public officer or officers, pursuant to law, which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Demised Premises or the use or occupation thereof .. If Tenant receives any notice of any violation of any law, ordinance, rule, order or regulation applicable to the Demised Premises or the Building, Tenant shall give prompt written notice thereof to Landlord. Notwithstanding the foregoing, with the exception of all permits, approvals, etc. which Tenant may be required to obtain pursuant to the terms of this Lease, to the extent the any laws, orders and regulations relate to those portions of the Demised Premises and the Building for which, under the terms of this Lease, Landlord is obligated to repair and maintain, the Landlord shall be solely responsible for the same.

                                   ARTICLE 9.
                    INSURANCE, LOSS REIMBURSEMENT, LIABILITY

9.01. Tenant shall not do, permit or suffer to be done any act or thing upon the Demised Premises that would invalidate or be in conflict with New York standard fire insurance policies covering the Building, and fixtures and property therein, or that would increase the rate of fire insurance applicable to the Building to an amount higher than it otherwise would be; and Tenant neither shall do nor shall Tenant permit to be done any act or thing upon the Demised Premises that shall or might subject Landlord to any liability or responsibility for injury to any person or person to property by reason of any business or operation being carried on within the Demised Premises.

9.02. If, as a result of any act or omission by Tenant or violation by Tenant of the terms of this Lease, the rate of fire insurance applicable to the Building shall be increased in an amount higher than it otherwise would be, Tenant shall reimburse Landlord for all increases of Landlord's fire insurance premiums so caused; such reimbursement to be additional rent payable upon the first day of the month following any outlay by Landlord for such increased fire insurance premiums. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make-up" of rates for the Building or Demised Premises by the body making fire insurance rates for the Demised Premises, shall be presumptive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to the Demised Premises.

9.03. Landlord and its agents shall not be liable for any injury or damage to persons or property (including, but not limited to, loss of profits and injury to business) resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building, or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of any nature, unless any of the foregoing shall be caused by or due to the gross negligence or willful misconduct of Landlord.

9.04. Landlord and its agents shall not be liable for any damage which Tenant may sustain, if at any time any window of the Demised Premises is broken, or temporarily or permanently closed, darkened or bricked up for any reason whatsoever, except in the case of Landlord's arbitrary acts if the result is permanent, and Tenant shall not be entitled to any compensation therefor or abatement of rent or to any release from any of Tenant's obligations under this Lease, nor shall the same constitute an eviction.

9.05. Landlord and its agents, officers, directors and shareholders shall have absolutely no personal liability with respect to any provision of this Lease or any obligation or liability arising therefrom or in connection therewith. Tenant shall look solely to Landlord's estate and interest in the Land and Building for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord, in the event of any liability by Landlord, and no other property or assets of Landlord or any agent, officer, director or shareholders shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the Demised Premises, or any other liability of Landlord of Tenant. Nothing contained in this Section shall be construed to permit Tenant to offset against rents due a successor landlord a judgment (or other judicial process) requiring the payment of money by reason of any default of a prior landlord unless such successor landlord comprises the same or substantially the same members and/or principals as a prior landlord or Landlord.

9.06. Tenant shall obtain on or before the Commencement Date and shall keep in force during the term hereof, all-risk insurance, from an insurance company or companies reasonably acceptable to Landlord , in an amount equal to eighty (80%) percent of the full replacement cost of Tenant's furniture, furnishings and other removable personal property and of all fixtures including Leasehold Improvements.

9.07. Tenant shall provide on or before the Commencement Date and shall keep in force during the term hereof for the benefit of Landlord and Tenant a comprehensive general liability insurance policy , from an insurance company or companies reasonably acceptable to Landlord , protecting Landlord and Tenant against any liability whatsoever, arising out of the use of the Demised Premises or any appurtenances thereto or occasioned by any occurrence on or about the Demised Premises or any appurtenances thereto. Such policy shall be in such limits as Landlord may reasonably require which, as of the date of this Lease, are (a) not less than the amount of $1,000,000 per occurrence for bodily or personal injury (including death) and (b) not less than the amount of $1,000,000 in respect of property damage. Landlord reserves the right to change such limits in its reasonable discretion at any time, and from time to time, but in no event more than twice within any twenty four (24) month period, that Landlord deems necessary; provided, however, that Tenant shall have thirty (30) days from receipt of written notice from Landlord regarding the date of any change in Landlord's insurance limits to obtain any required additional coverage. Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least fifteen (15) days prior to the effective date of any such policy, Tenant shall deliver to Landlord either a duplicate original of the aforesaid policies or evidence of such insurance. Said policy or evidence of insurance shall name Landlord, Landlord's managing agent and, if Landlord so requests, Landlord's mortgage lender, as additional insureds and contain an endorsement that such insurance may not be cancelled except upon thirty (30) days prior written notice to Landlord. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a default hereunder entitling Landlord to exercise any or all of the remedies provided in this Lease in the event of Tenant's default.

                                   ARTICLE 10.
                          DAMAGE BY FIRE OR OTHER CAUSE

10.01. If the Demised Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt notice thereof to Landlord and this Lease shall continue in full force and effect except as hereinafter set forth.

10.02. (a) If the Demised Premises are partially damaged or rendered partially untenantable by fire or other casualty (i.e., less than 50% of the rentable square footage of the Demised Premises is substantially damaged or destroyed), then, within thirty (30) days of the occurrence of such casualty, Landlord shall commence repairing the damage and complete said repair within six (6) months of the date of such notice. The damage thereto shall be repaired by and at the expense of Landlord and the Fixed Annual Rent shall be apportioned from the day following the casualty until such repair shall be substantially completed and any required Occupancy Approvals are obtained by Landlord in connection with the affected space.

                  (b) If the Demised Premises are substantially damaged or are rendered wholly or substantially untenantable by fire or other casualty (i.e., more than 50% of the rentable square footage of the Demised Premises is substantially damaged or destroyed), then, within thirty (30) days of the occurrence of such a casualty, Landlord shall notify Tenant in writing if Landlord is able to repair such casualty within six (6) months of the date of such notice. If Landlord notifies Tenant that it can repair such damage within such six (6) month period, the Fixed Annual Rent shall be paid up proportionately to the time of the casualty and thenceforth shall cease until the date when the Demised Premises shall have been repaired and restored by Landlord and any required Occupancy Approvals are obtained by Landlord. If, however, Landlord notifies Tenant that is cannot, or elects not to, repair said damage within such six (6) month period, Tenant may, upon written notice given no later than thirty (30) days after receipt of Landlord's notice, cancel this Lease.

                  (c) If the Demised Premises or Building are totally destroyed due to fire or other casualty, Tenant shall have the right to terminate this Lease by written notice to Landlord within thirty (30) days and this Lease shall be cancelled and terminated.

                  (d) If the Demised Premises are totally or substantially damaged or if the Building shall be so damaged that Landlord shall decide to demolish it or to rebuild it, or if at least 50% of the floor area of the Demised Premises is damaged or destroyed during the last 18 months of the then current term of this Lease, then, in any of such events, Landlord may elect to terminate this Lease by written notice to Tenant given within ninety (90) days after such fire or casualty specifying a date for the expiration of the Lease, which date shall not be more than sixty (60) days after the giving of such notice. Upon the expiration date specified in such notice, the term of this Lease shall expire as fully and completely as if such date were the date set forth above for the termination of this Lease and Tenant shall forthwith quit, surrender and vacate the Demised Premises without prejudice, except to Landlord's rights and remedies against Tenant under the Lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date (subject to abatement as provided in subparagraph (b) above) and any payments of rent made by Tenant that were on account of any period subsequent to such date shall be returned to Tenant. Unless Landlord shall serve a termination notice as provided for herein (or unless Tenant has terminated the Lease pursuant to its rights herein), Landlord shall make the repairs and restorations under the conditions of (a) and (b) hereof, with ordinary diligence during business days and business hours, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Landlord's control. After any such casualty, Tenant shall cooperate with Landlord's restoration by removing from the Demised Premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture and other property. Tenant's liability for rent shall resume thirty (30) days after written notice from Landlord that the Demised Premises shall be substantially ready for Tenant's occupancy and Landlord's receipt of all Occupancy Approvals.

10.03. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of Demised Premises or of the Building pursuant to this Article 10.

10.04. Landlord will not carry separate insurance of any kind on Tenant's property and, except as provided by a law or by reason of its breach of any of its obligations hereunder, shall not be obligated to repair any damage thereto or replace the same.

10.05. The provisions of this Article 10 shall be considered an express agreement governing any cause of damage or destruction of the Demised Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

                                   ARTICLE 11.
                    ASSIGNMENT, MORTGAGING, SUBLETTING, ETC.

11.01. Tenant shall not by operation of law or otherwise (a) assign or otherwise transfer this Lease or the term and estate hereby granted, (b) sublet the Demised Premises or any part thereof or allow the same to be used or occupied by others, other than Tenant's employees, (c) mortgage, pledge or encumber this Lease or the Demised Premises or any part thereof in any manner by reason of any act or omission on the part of Tenant, or (d) advertise, or authorize a broker to advertise, for a subtenant or an assignee, without, in each instance, obtaining the prior written consent of Landlord which shall not be unreasonably withheld, conditioned, or delayed. For purposes of this Article 11, (i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant, or of a corporate subtenant, or the transfer of a majority of the total interest in any partnership tenant or subtenant, or the transfer of control in any limited partnership tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, except that the transfer of the outstanding capital stock of any corporate tenant, or subtenant, shall be deemed not to include the sale of such stock by persons or parties other than those deemed "Affiliates" of Tenant within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended, through the "over-the-counter market" or through any recognized stock exchange, (ii) a takeover agreement shall be deemed a transfer of this Lease, (iii) an agreement by any other person or entity, directly or indirectly, to assume Tenant's obligations under this Lease shall be deemed an assignment, (iv) any person or legal representative of Tenant, to whom Tenant's interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 11, and (v) a modification, amendment or extension of a sublease shall be deemed a sublease. Tenant shall promptly notify Landlord of any proposed assignment, sublease or "transfer", as defined in this Section.

         Notwithstanding anything herein to the contrary, provided Tenant is not in default beyond any notice and cure period, under the terms of this Lease, Tenant shall have the right to assign the Lease or sublet portions of the Demised Premises (i) to an affiliate of Tenant, (ii) in connection with any merger or acquisition of or by Tenant or (iii)to any applicable governmental agency in connection with any economic development incentives received by Tenant without Landlord's prior written consent, provided that Tenant notifies Landlord of said assignment or sublease, in writing, which notice shall include a copy of the fully executed assignment or sublease, as the same may be applicable. Nothing herein will allow Tenant or its subtenant or assignee to use the Demised Premises in any manner other than the Permitted Use.


11.02. Any assignment or transfer shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord a recordable agreement, in form and substance reasonably satisfactory to Landlord, whereby the assignee shall assume the obligations and performance of this Lease and shall agree to be bound by and upon all of the covenants, agreements, terms, provisions and conditions hereof on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions of Section 11.01 hereof shall, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of rent by Landlord from an assignee or transferee or any other party, remain in full force and effect. Tenant shall remain fully and primarily liable for the payment of the Fixed Annual Rent and additional rent due and to become due under this Lease and for the performance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed or observed, notwithstanding any such assignment. No sublease shall release Tenant of any liability hereunder of any kind or nature whatsoever.

11.03. Landlord shall not unreasonably withhold, condition or delay its consent to an assignment of this Lease or a subletting of the whole or part of the Demised Premises for substantially the remainder of the term of this Lease, provided:

                  (a) Tenant shall furnish Landlord with the name and business address of the proposed subtenant or assignee, information with respect to the nature and character of the proposed subtenant's or assignee's business, or activities, such references and current financial information with respect to net worth, credit and financial responsibility as are reasonably satisfactory to Landlord, and an executed counterpart of the sublease or assignment agreement;

                  (b) The proposed subtenant or assignee is a reputable party whose financial net worth, credit and financial responsibility is, considering the responsibilities involved, reasonably satisfactory to Landlord;

                  (c) The nature and character of the proposed subtenant or assignee, its business or activities and intended use of the Demised Premises is, in Landlord's reasonable judgment, in keeping with the standards of the Building and the floor or floors on which the Demised Premises are located (it is expressly understood and agreed that Landlord will not consent to the assignment or subletting of the Demised Premises to any physician or other medical practitioner that performs abortions or to any other organization that Landlord deems in its sole and absolute discretion to be inconsistent with the character of the Building notwithstanding that the proposed assignee or subtenant's use of the Demised Premises conforms with the Permitted
         Use);

                  (d) The proposed subtenant or assignee is not then an occupant of any part of the building or a party who dealt with Landlord or Landlord's agent (directly or through a broker) with respect to space in the Building during the twelve (12) months immediately preceding Tenant's request for Landlord's consent;

                  (e) All costs incurred with respect to providing reasonably appropriate means of ingress and egress from the sublet space or to separate the sublet space from the remainder of the Demised Premises shall, subject to the provisions of Article 6 with respect to alterations, installations, additions or improvements, be borne by Tenant;

                  (f) Each sublease shall state specifically that (i) it is subject to all of the terms, covenants, agreements, provisions and conditions of this Lease, (ii) the subtenant or assignee, as the case may be, will not have the right to a further assignment thereof or sublease or assignment thereunder, or to allow the Demised Premises to be used by others, without the consent of Landlord in each instance,
         (iii) a consent by Landlord thereto shall not be deemed or construed to modify, amend or affect the terms and provisions of this Lease, or Tenant's obligations hereunder, which shall continue to apply to the premises involved, and the occupants thereof, as if the sublease or assignments had not been made, (iv) if Tenant defaults in the payment of any rent, Landlord is authorized to collect any rents due or accruing from any assignee, subtenant or other occupant of the Demised Premises and to apply the net amounts collected to the Fixed Annual Rent and additional rent reserved herein, (v) the receipt by Landlord of any amounts from an assignee or subtenant, or other occupant of any part of the Demised Premises shall not be deemed or construed as releasing Tenant from Tenant's obligations hereunder (except to the extent that Tenant will receive a credit for any amounts received by Landlord from third parties, it being the intent of the parties that Landlord shall not be entitled to a double recovery)or the acceptance of that party as a direct tenant, and (vi) Tenant is not released from primary liability hereunder as a result of any assignment or sublease; and

                  (g) Tenant, together with requesting Landlord's consent hereunder, shall have paid Landlord One Thousand ($1,000) Dollars to review the requested consent including any attorneys' fees incurred by Landlord.

Landlord may withhold its consent to any assignment or sublease if Tenant fails to provide in a timely fashion any and all reasonably required information hereunder or if any of the information concerning the proposed assignment or sublease is reasonably unacceptable to Landlord .

11.04. Provided Tenant is not in default pursuant to the terms of this Lease beyond any applicable notice and grace period, Tenant may notify Landlord that it wishes to sublet the portion of the first floor space which is utilized for retail sales (the "Retail Space") to a bona fide third party (other than Tenant's Affiliates or as a result of a merger or acquisition of or by Tenant). Upon receipt of said notice and Tenant's compliance with those items set forth in (a) through (g) above, Landlord may, in its sole and absolute discretion, either, (i) accept said sublease or (ii) recapture the Retail Space within ninety (90) days from the date of said notice from Tenant. Upon recapture, the Lease shall no longer apply with respect to the Retail Space and the Fixed Annual Rent, additional rent (to the extent applicable) and Tenant's Proportionate Share shall be reduced proportionately based upon the size of the Retail Space.

11.05. (a) Subject to Tenant's right to assign or sublet without Landlord's consent, as specifically set forth herein, if, without first obtaining Landlord's written consent thereto Tenant shall have assigned this Lease or sublet the Demised Premises, in whole or in part, to any assignee, sublessee , then Landlord shall have the right of "Recapture" (hereinafter defined) as set forth below, in addition to any other right or remedy available to Landlord under this Lease or at law or in equity, and without limiting any of such rights;in the case of an assignment of this Lease, or a proposed assignment of this Lease to any third party other than an Affiliate of Tenant or in connection with a merger or acquisition of or by Tenant, Landlord shall have the right to terminate this Lease (a "Recapture") by giving Tenant a notice of termination (the "Recapture Notice") within twenty (20) days following Landlord's receipt of Tenant's notice or request for consent to such assignment or within six (6) months following Landlord's actual knowledge of such assignment, whereupon this Lease (including all renewal options, whether or not theretofore exercised by Tenant) shall cease and terminate on the date set forth in Landlord's Recapture Notice as though such date were the date herein originally fixed for the expiration of this Lease and Tenant and every assignee or occupant of the Demised Premises claiming by, under or through Tenant shall surrender this Lease and possession of the Demised Premises to Landlord in the condition required pursuant to this Lease and Landlord may thereafter re-let the Demised Premises for Landlord's sole benefit. In addition to the foregoing, Landlord may exercise all rights and remedies available to it upon the occurrence of an event of default under this Lease.



                                   ARTICLE 12.
                                   ELECTRICITY

12.01. Landlord shall, at its sole cost and expense, furnish an electric sub-meter for the Original Premises and Expansion Space only (it being understood that this shall not include any additional space leased in connection with Article 42). The meter shall measure all electric usage in the Demised Premises including but not limited to lighting, office equipment, computer equipment and any other related equipment. Tenant will be responsible for all electric charges determined by such sub-meter, billed at the actual cost, including the actual cost to read the sub-meter and any and all actual maintenance costs in connection with the submeter, and billed as additional rent to Tenant each month (such charge shall be referred to herein as either the "sub-meter electric charge" or the "Base Electric Charge"). In consideration of Tenant's timely payment of the sub-metered electric charge, Landlord shall furnish electric energy to the Demised Premises as is ordinarily and reasonably required by Tenant for use of the Demised Premises in accordance with the Permitted Use. Consistent with the electrical capacity contained, or the capacity to be furnished to Landlord, at its sole cost and expense, of no more and no less than seven (7) watts per rentable square foot in the Demised Premises, Landlord shall permit Tenant to use the electric facilities for Tenant's reasonable lighting and other ordinary electrical fixtures, appliances and equipment (such as personal computers, telephones and fax machines) as Landlord may permit to be installed in the Demised Premises, consistent with Tenant's business operations and the Permitted Use.

12.02. Tenant's use of electric energy in the Demised Premises shall not at any time, (i) exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises (which shall be no less than seven
(7) watts per rentable square foot) or (ii) cause or result in any adverse impairment or interference with Building systems, annoyance or inconvenience to other tenants or the overloading of the risers or feeders serving the Building. Tenant shall not, without Landlord's prior consent in each instance, connect any fixtures, appliances or equipment to the Building's electric distribution system or make any alteration or addition to the electric system of the Demised Premises. Should Landlord grant such consent, all additional risers or other equipment required therefore shall be provided by Landlord and the cost thereof shall be paid by Tenant to Landlord on demand. As a condition to granting such consent, Landlord may require Tenant to agree to an increase in the additional annual rent to an amount which will reflect the value to Tenant of the potential additional electric energy to be made available to Tenant based upon the estimated additional capacity of such additional risers or the connected load of such fixtures, appliances or equipment. The amount of such increase shall be determined by an electrical consultant selected by Landlord and paid by Tenant. Such determination shall be binding and conclusive upon the parties. Landlord, its agents and consultants may survey the electrical fixtures, appliances and equipment in the Demised Premises and Tenant's use of electric energy therein from time to time to ascertain whether Tenant is complying with its obligations under this Section. Each increase in the additional rent under this Section shall be effective from the date such additional electric energy is made available to Tenant.

                                   ARTICLE 13.
                                     PARKING

13.01. Landlord shall provide Tenant with seventy five (75) gated reserved parking spaces (which spaces shall be marked by number), in the parking area designated for use by tenants of the Building, and the related parking passes, at no cost to Tenant for use throughout the term of this Lease; provided, however, that if Tenant requires replacement of any parking passes, Landlord shall provide eight replacement parking passes per year free of charge and thereafter Tenant shall pay to Landlord the sum of $50.00 per parking pass prior to the issuance of same. Of the aforementioned seventy five (75) gated reserved parking spaces, twelve (12) spaces shall be marked and located on the upper level of the parking garage in the gated area (with access 24 hours a day, 7 days a week by passcard access) and the remaining sixty three (63) spaces shall be located on the lower level of the parking garage. Landlord reserves the right to relocate (except for the purpose of allocating such reserved parking for any other tenant in the Building or to any other third party) Tenant's reserved parking spaces within the parking areas for the Building, provided that Tenant's parking spaces are at all times within reasonable proximity to the Building or to Tenant's reserved parking spaces that Landlord seeks to relocate. Tenant acknowledges that the reserved parking is within an area and is not by assignment but rather access and that the spaces are on a first come first serve basis. Tenant shall not have the right to use any other parking spaces at the Building, except for those that are not designated for use by other tenants, other than Tenant's reserved parking spaces. In the event that Tenant materially defaults under the Lease (i.e. any default in the payment of Annual Fixed Rent or additional rent), as modified hereby, beyond the expiration of any applicable grace period, Landlord may immediately and without notice to Tenant revoke Tenant's reserved parking provided hereunder until such time as such default is cured. Landlord represents that inclusive of the foregoing gated reserved parking spaces (and not including in said calculation any parking space on the upper level of the parking garage), there is no less than five (5) parking spaces per 1,000 rentable square feet of space in the Building.

                                   ARTICLE 14.
                                  CONDEMNATION

14.01. In the event that the whole of the Demised Premises lawfully shall be condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall cease and terminate as of the date of vesting of title. In the event that only a part of the Demised Premises shall be so condemned or taken, then, effective as of the date of vesting of title, the Fixed Annual Rent and the additional rent payable pursuant to Articles 3 and 4 hereunder shall be abated in an amount thereof apportioned according to the area of the Demised Premises so condemned or taken. If a condemnation or taking shall be of a substantial part of the Demised Premises or of a substantial part of the means of access thereto, Tenant, at Tenant's option, by delivery of notice in writing to Landlord within thirty (30) days following the date on which Tenant shall have received notice of vesting or impending vesting of title, may terminate this Lease and the term and estate hereby granted as of the date of vesting of title. If Tenant elects not to terminate this Lease, as aforesaid, this Lease shall be and shall remain unaffected by such condemnation or taking, except that the Fixed Annual Rent and the additional rent payable pursuant to Article 4 shall be abated to the extent hereinbefore provided in this Article 14. In the event that only a part of the Demised Premises shall be so condemned or taken and this Lease and the term and estate hereby granted with respect to the remaining portion of the Demised Premises are not terminated as hereinbefore provided, Landlord, with reasonable diligence and at its expense, will restore the remaining portion of the Demised Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking.

14.02. In the event of the termination of this Lease in any of the cases hereinbefore provided, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the Expiration Date and the Fixed Annual Rent and the additional rent payable under Article 4 shall be apportioned as of such date.

14.03. Except as specifically set forth below, in the event of any condemnation or taking hereinbefore mentioned of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding. Tenant shall be entitled to make separate claim for the unamortized value of its trade fixtures actually taken, leasehold interest, for moving expenses and "good will" value.

14.04. The provisions of this Article 14 shall not be applicable to any condemnations or taking for governmental occupancy for a limited period of less than ten (10) days.

14.05. In the event of any taking of less than the whole of the Building that does not result in a termination of this Lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Demised Premises that does not result in a termination of this Lease, Landlord, at its expense, to the extent that any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the Building and the Demised Premises to substantially their former condition to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and Demised Premises. Tenant shall, in such an event, continue to pay that portion of the Fixed Annual Rent and additional rent attributable to the unaffected portions of the Demised Premises due hereunder during the period that Landlord is restoring the Building and the Demised Premises. Fixed Annual Rent and Additional Rent for those affected portions of the Demised Premises shall be abated.
14.06. In the event that any part of the Demised Premises are taken to effect compliance with any law or requirement of public authority other than in the manner hereinabove provided in this Article 14, then, (i) if such compliance is the obligation of Tenant under this Lease, Tenant shall not be entitled to any diminution or abatement of rent or other compensation from Landlord therefor, but (ii) if such compliance is the obligation of Landlord under this Lease, the Fixed Annual Rent payable under Article 1 shall be reduced and additional rent payable under Articles 3 and 4 shall be adjusted in the same manner as is provided in Section 14.01 according to the reduction in rentable area of the Demised Premises resulted from such taking.

                                   ARTICLE 15.
                       ACCESS TO DEMISED PREMISES; CHANGES

15.01. Tenant shall permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the Demised Premises, provided that the same are installed and/or concealed in a manner reasonably consistent with Tenant's decor or concealed behind walls and ceilings of the Demised Premises or otherwise installed in such manner as shall not materially and adversely impair Tenant's business operations and use of the Demised Premises consistent with the Permitted Use. To the extent reasonably practical, Landlord shall install such pipes, ducts and conduits by methods and at locations that will not materially interfere with or impair Tenant's layout, business operations or use of the Demised Premises consistent with the Permitted Use. Except in the case of a bona fide emergency upon which Landlord may enter the Demised Premises at any time, Landlord or its agents or designees shall have the right to enter the Demised Premises, upon 24 hours written notice, at reasonable times during business hours on business days and at other times, provided it shall not materially and adversely impair Tenant's business operations, to examine same or to make such repairs or alterations that Landlord may deem necessary or desirable for the Building, or that Landlord shall be required to, or shall have the right to, make by the provisions of this Lease. At no time and in no event shall Tenant have the right to delay Landlord from entering the Demised Premises for a period in excess of ten (10)days. Landlord's failure or delay in making any repairs to the Demised Premises due to Tenant exercising its rights pursuant to this provision shall at no time be deemed a default under the terms of this Lease Landlord, upon twenty four (24) hours prior written notice, shall have the right to enter the Demised Premises for the purpose of exhibiting them to prospective purchasers or lessees of the entire Building or to prospective mortgagees or to prospective assignees of any such mortgages or to the holder of any mortgage on the Landlord's interest in the Building, its agents or designees. Landlord shall be allowed to take all material into and upon the Demised Premises (but shall not store its materials overnight without Tenant's consent, which consent shall not be unreasonably withheld, conditioned or delayed)that may be required for the repairs or alterations above mentioned without the same constituting an eviction of Tenant in whole or in part, and the Fixed Annual Rent and additional rent due hereunder shall in no way abate while said repairs or alterations are being made by reason of loss or interruption of the business of Tenant because of the prosecution of any such work. Landlord shall exercise reasonable diligence to minimize the disturbance but nothing contained herein shall be deemed to require Landlord to perform the same on an overtime or premium pay basis.

15.02. Landlord reserves the right, without the same constituting an eviction and without incurring liability to Tenant therefor, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairways, bathrooms and other public areas and amenities of the Building; provided, however, that reasonable access to the Building during business hours on business days shall not be cut off without Landlord providing an alternative means of access thereto.

15.03. Landlord may, during the twelve (12) months prior to expiration of the term of this Lease, exhibit the Demised Premises for rent to prospective tenants upon not less than twenty four (24) hours prior written notice.

15.04. In case of fire or other bona fide emergency, affecting the Demised Premises or any other part of the Building and if Tenant is not present in that portion of the Demised Premises to open and permit an entry into the Demised Premises Landlord or Landlord's agents may enter upon the Demised Premises forcibly without rendering Landlord or such agents liable therefor and without in any manner affecting the obligations and covenants of this Lease. If during the last month of the term of this Lease, Tenant shall have removed all or substantially all of Tenant's property from the Demised Premises, Landlord immediately may enter, alter, renovate or redecorate the Demised Premises without limitation or abatement of rent and without incurring liability to Tenant for any compensation and such act shall have no effect on this Lease or Tenant's obligations hereunder.

                                   ARTICLE 16.
                            CONDITIONS OF LIMITATION

16.01. This Lease and the term and estate hereby granted are subject to the limitation that whenever Tenant or any guarantor of Tenant's obligations hereunder shall be unable to pay its debts generally as they become due, or shall make an assignment of the property of Tenant or any guarantor of Tenant's obligations hereunder for the benefit of creditors, or shall consent to, or acquiesce in, the appointment of a liquidator, receiver, trustee, or other custodian of itself or the whole or any part of its properties or assets, or shall commence a voluntary case for relief under the United States Bankruptcy Code or file a petition or take advantage of any bankruptcy or insolvency act or applicable law of like import, or whenever an involuntary case under the United States Bankruptcy Code shall be commenced against Tenant or any guarantor of Tenant's obligations hereunder or if a petition shall be filed against it seeking similar relief under any bankruptcy or insolvency or other applicable law of like import, or whenever a receiver, liquidator, trustee, or other custodian of Tenant or any guarantor of Tenant's obligations hereunder or for substantially all of the property of Tenant shall be appointed without Tenant's consent or acquiescence, then, (a) at any time after receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant or any guarantor of Tenant's obligations hereunder, at any time after the event continues for thirty (30) days, Landlord may give Tenant a notice of intention to end the term of this Lease at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period, this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 18.

16.02. This Lease and the term and estate hereby granted are subject to further limitation as follows:

                  (a) whenever Tenant shall default in the payment of any installment of Fixed Annual Rent or in the payment of any additional rent on any day that the same become due, and such default shall continue uncured for ten
(10) days; provided, however, that if Tenant is delinquent in the payment of Fixed Annual Rent or additional rent beyond the expiration of the foregoing grace period more than three (3) times in any Lease Year, the grace period herein provided shall no longer apply and Landlord may immediately proceed to exercise its rights and remedies herein provided; or

                  (b) whenever Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Tenant's obligations hereunder, and if such default shall continue and shall not be remedied by Tenant within twenty (20) days (within ten (10) days, in the case of Tenant's failure to furnish any certificate of insurance required hereunder) after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a happening or default that cannot with due diligence be cured within a period of twenty (20) days and the continuation of which for the period required for cure will not subject Landlord to the risk of criminal liability or termination of any superior lease or foreclosure of any superior mortgage, if Tenant shall not, (i) within said twenty (20) days period advise Landlord of Tenant's intention duly to institute all steps necessary to remedy such situation, (ii) duly institute within said twenty (20) day period, and thereafter diligently and continuously prosecute to completion all steps necessary to remedy the same and (iii) complete such remedy within such time after the date of the giving of said notice by Landlord as is reasonably necessary; or

                  (c) whenever any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof, by operation of law or otherwise, would devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 11; or

                  (d) whenever Tenant shall abandon the Demised Premises, except in the case of an assignment of sublease in accordance with Article 11; or

                  (e) whenever Tenant shall default in the due keeping, observing or performance of any other covenant, agreement, provision or condition of this Lease which are not incorporated in (a) through (d) above, on the part of Tenant to be kept, observed or performed and such default shall continue and shall not be remedied by Tenant within twenty (20) days after Landlord shall have given to Tenant a notice specifying the same;

then in any of said cases set forth in the foregoing subsections (a), (b), (c),
(d) and (e), Landlord may give to Tenant a notice of intention to end the term of this Lease at the expiration of five (5) days from the date of the service of such notice of intention, and upon the expiration of said five (5) days this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 18.

                                   ARTICLE 17.
                        RE-ENTRY BY LANDLORD; INJUNCTION

17.01.If Tenant shall default in the payment of any installment of Fixed Annual Rent, or of any additional rent, on any date that the same becomes due, and such default shall continue uncured for ten (10) days, or if this Lease shall expire as provided in Article 16, Landlord and Landlord's agents and employees immediately or at any time thereafter may peaceably re-enter the Demised Premises, or any part thereof, either by summary dispossess proceedings or by a suitable action or proceeding at law without being liable to indictment, prosecution or damages therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises again as and of its first estate and interest therein. In the event of any termination of this Lease under the provisions of
Article 16 or if Landlord shall re-enter the Demised Premises under the provisions of this Article 17 or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law, by reason of default hereunder on the part of Tenant,
(i) Tenant thereupon shall pay to Landlord the Fixed Annual Rent and additional rent payable by Tenant to Landlord up to the time of such termination of this Lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, (ii) Tenant shall pay to Landlord all actual and reasonable expenses, including court costs and reasonable attorneys' fees and disbursements, incurred by Landlord in recovering possession of the Demised Premises and all costs and charges for the care of the Demised Premises while vacant and (iii) Tenant also shall pay to Landlord damages as provided in
Article 18. 17.02. In the event of a breach by Tenant of any of its obligations under this Lease which continues beyond any applicable cure period, Landlord also shall have the right of injunction in any case in which Landlord in its reasonable discretion deems Tenant is adversely affecting the normal operation of the Building or any of the other tenant's use thereof. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord lawfully may be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.


17.03. If this Lease shall terminate under the provisions of Article 16, or if Landlord shall re-enter the Demised Premises under the provisions of this
Article 17, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against the time of such termination or re-entry or, at Landlord's option against any damages payable by Tenant under Article 18 or pursuant to law, it being the parties intent that at no time shall Landlord receive a double-recovery for amounts owed.


                                   ARTICLE 18.
                                     DAMAGES

(a) 18.01. If this Lease is terminated under the provisions of Article 16, or if Landlord shall re-enter the Demised Premises under the provisions of Article 17, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of any default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, sums equal to Landlord's costs in connection with the leasing of the Demised Premises (as well as any additional space leased to Tenant pursuant to Article 42 herein)to Tenant, including, but not limited to any and all cost in connection with (i)Landlord's Work, (ii) leasing commissions paid in connection with this Lease, (iii)the Relocation Allowance set forth in
Article 45 herein, (iv)the Holdover Rent set forth in Article 44 herein, (v)the Work Allowance set forth in Article 41 herein and the cost of restoring the Demised Premises to its original condition (herein collectively referred to as "Landlord's Costs"). The amount of said damage shall be reduced annually on a straight line basis over the term of this Lease. The parties hereto acknowledge that the above referenced damages are due and payable upon default so that the same is to be collected immediately.

                  (a) sums equal to the aggregate of the Fixed Annual Rent and the additional rent (as above presumed) payable hereunder that would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such reentry and until the Expiration Date; provided, however, that Landlord shall make commercially reasonable effort to mitigate its damages and re-let the Demised Premises during said period and if Landlord shall re-let the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting, the actual reasonable expenses incurred or paid by Landlord in terminating this Lease in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of re-letting, including altering and preparing the Demised Premises for new tenants, brokers' commissions, reasonable attorneys' fees and disbursements, and all other expenses properly chargeable against the Demised Premises and the rental thereof; it being understood that any such re-letting may be for a period shorter or longer than the remaining term of this Lease and that Landlord may grant concessions and free rent; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection to a credit in respect of any net rents from a re-letting, except to the extent that such net rents actually are received by Landlord. If the Demised Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such re-letting and of the expenses of re-letting. Landlord in no event shall be liable in any way whatsoever for failure to re-let the Demised Premises nor shall such failure affect Tenant's liability for damages, it being expressly understood and agreed that Landlord has no obligation to mitigate Tenant's damages hereunder.


If the Demised Premises or any part thereof shall be re-let by Landlord for the unexpired portion of the term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting, prima facie, shall be the fair and reasonable rental value for the Demised Premises, or part thereof, so re-let during the term of the re-letting.



18.02. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of Article 16, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord lawfully may be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove and obtain as liquidated damages by reason of the termination of this Lease or re-entry of the Demised Premises or the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater than, equal to, or less than any of the sum referred to in Section 18.01.

18.03. Notwithstanding the foregoing, in no event shall Landlord be entitled to accelerate the Fixed Annual Rent or additional rent.

                                   ARTICLE 19.
                LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS

19.01. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease, (a) Landlord may, but shall not be obligated to, remedy such default for the account of Tenant, immediately and without notice in case of emergency, or in any other case only provided that Tenant shall fail to remedy such default within twenty (20) days after Landlord shall have notified Tenant in writing and Tenant's receipt of the same) of such default and the applicable grace period for curing such default shall have expired; and (b) if Landlord makes any reasonable expenditures or incurs any expenses in connection with such default including, but not limited to, reasonable attorneys' fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at the Interest Rate, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord as additional rent upon rendition of a bill to Tenant therefor.

                                   ARTICLE 20.
                                 QUIET ENJOYMENT

20.01. Landlord covenants and agrees that, subject to the terms and provisions of this Lease, if, and so long as, Tenant keeps and performs each and every material covenant, agreement, term, provision and condition herein (which shall include, but shall not be limited to any the payment of any monetary obligation set forth herein) contained on the part or on behalf of Tenant to be kept or performed, then Tenant's rights under this Lease shall not be cut off or ended before the expiration of the term of this Lease, subject however, to (i) the obligations of this Lease, and (ii) the matters provided in Article 25 hereof that affect this Lease.

                                   ARTICLE 21.
                             SERVICES AND EQUIPMENT

21.01. Landlord shall:

                  (a) provide necessary elevator facilities on business days from 8:00 a.m. to 7:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m. and shall have at least two elevators subject to call 24 hours a day, 7 days per week.

                  (b) maintain and keep in good order and repair the all air conditioning, heating and ventilating systems ("HVAC") servicing and/or in the Demised Premises and the Building regardless of where said systems are located in or about the Building (with the exception of the Supplemental Units, beyond the one year period herein specified) installed by Landlord or existing in the Demised Premises at the Commencement Date. The heating system will function when seasonably required on business days from 8:00 a.m. to 7:00 p.m.and on Saturdays from 8:00 a.m. to 1:00 p.m. The air-conditioning and ventilating systems will function when seasonably required on business days from 8:00 a.m. to 7:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m. Landlord shall have no responsibility or liability for the ventilating conditions and/or temperature of the Demised Premises during the hours or days Landlord is not required to furnish heat, ventilation or air-conditioning pursuant to this subsection (b). Landlord shall maintain the temperature in and throughout the Demised Premises at 70 to 74 degrees (the "Temperature"), other than in the President's office and the CEO's office, as indicated on Plan, as these spaces will have separate heating and air conditioning not connected to the Building system and subject to the Tenant's control. Landlord's obligation to maintain the Temperature is conditioned upon (i) Tenant not over utilizing any area in the Demised Premises (i.e. the assembly of large groups of people in any area beyond that set forth in the Plan) and (ii) the heat generated from Tenant's equipment (i.e. personal computers, printers, fax machines) in the Demised Premises. Tenant shall comply with and observe all regulations and requirements prescribed by Landlord for the proper functioning of the heating, ventilating and air-conditioning systems. Landlord shall, at no cost to Tenant, supply HVAC from 8:00 A.M. to 8:00 P.M. for an aggregate period of up to six days a year during the Christmas, Valentines Day and Mother's Day season, which days shall be chosen by Tenant, in its discretion upon ten (10) days written notice to Landlord. If Tenant shall require air-conditioning, heating or ventilation at times when Landlord is not required to furnish same, Tenant shall give Landlord reasonable advance notice (oral or written)of such requirement and, provided Tenant is not in material default after any applicable notice and grace period Landlord shall furnish same to Tenant and Tenant shall pay within thirty (30) days of receipt of Landlord's invoice Landlord's customary charges (which charges are currently at a rate of $150.00 per hour but may escalate from time to time)therefor as additional rent.

                  (c) provide cleaning and janitorial services on business days, which shall include cleaning of the bathrooms common areas and removal of trash from the Demised Premises. Landlord represents that a day porter or matron will clean the restrooms in the Building once per day on business days during normal business hours and that the restrooms will be cleaned again each night after normal business hours. A copy of the janitorial services provided to the Building are annexed hereto as Exhibit "E".

                  (d) furnish hot and cold water for pantry and lavatory purposes (including private restrooms in accordance with Exhibit "B").

(e) allow Tenant to utilize the Building's trash compactor at no additional charge.

(f) provide an on site security guard from 7:00 A.M. to 9:00 P.M., Monday through Friday who will circulate in and around the Building, including but not limited to the lobby areas. If Tenant shall at any time request that Landlord deactivate the passcard access system for the Building in order to permit Tenant expanded after business hours access to the Building and the Demised Premises, Landlord shall have the right, at Tenant's sole cost and expense, to post a security guard at the Building for the duration of the time that the passcard system is deactivated. Tenant shall promptly pay to Landlord upon demand the cost of such security guard, which Landlord represents is presently $15 per hour. In the event that the cost of security services increases, Tenant shall pay to Landlord any such increased amount, provided that in no event shall Landlord make any profit with respect to providing the security guard and that such rates remain competitive.

(g) provide a security patrol car which shall circulate the parking lot of the Building, seven days a week from 10:00 P.M. to 6:00 A.M. Tenant acknowledges and agrees that Landlord may use the same security patrol car to patrol other buildings in the Central Nassau County area presently owned, or hereinafter acquired, by Landlord or affiliates of Landlord.


21.02. Landlord reserves the right, without any liability whatsoever and without abatement of Fixed Annual Rent or additional rent, to stop the heating, air-conditioning, elevator, plumbing, sanitary, electric and other systems when necessary by reason of accident or emergency or for repairs, alterations, replacements or improvements, provided that, except in the case of emergency, Landlord will reasonably notify Tenant in advance, in writing, of any such stoppage and, if ascertainable, its estimated duration, and will proceed diligently with the work necessary to resume such service as promptly as reasonably possible and in a manner so as to minimize interference with Tenant's use and enjoyment of the Demised Premises. Landlord shall not be liable in any way to Tenant for any failure of the heating, air-conditioning, elevator, plumbing, sanitary, electric and other systems by reason of any failure or defect in the supply or character of electric energy furnished to the Building or the Demised Premises by the public utility serving the Building nor shall Tenant be entitled to any rent abatement whatsoever in the event of such a failure or interruption of service.

21.03. Landlord shall not be required to furnish any other services, except as otherwise provided in this Lease.

21.04. Tenant acknowledges that the lower level gated parking area shall only be accessible on Business Days from 7:00 A.M. Monday through 9:00 P.M. Friday.

                                   ARTICLE 22.
                           FAILURE TO GIVE POSSESSION

22.01. If the Demised Premises, any portion thereof, or any additional space to be included within the Demised Premises shall not be available for occupancy by Tenant on the specific date (if any) hereinbefore designated for the commencement of term of this Lease or for the inclusion of such space for any reason whatsoever, then this Lease shall not be affected thereby but, in such case, said specific date shall be deemed to be postponed until the date when the Demised Premises or such additional space shall be available for occupancy by Tenant, and Tenant shall not be entitled to possession of those affected portions of the Demised Premises or such additional space until the same are available for occupancy by Tenant; provided, however, unless specifically set forth in this Lease to the contrary, that Tenant shall have no claim against Landlord, and Landlord shall have no liability to Tenant by reason of any such postponement of said specific date, and the parties hereto further agree that any failure to have the Demised Premises or such additional space available for occupancy by Tenant on said specific date or on the Commencement Date shall in no way affect the obligations of Tenant hereunder nor shall the same be construed in anyway to extend the term of this Lease and furthermore, this
Section 22.01 shall be deemed to be an express provision to the contrary of
Section 223-a of the Real Property Law of the State of New York and any other law of like import now or hereafter in force.

Notwithstanding anything herein to the contrary, provided (i)Tenant approves the Plan for the Original Premises by no later than June 20, 2005 in accordance with Article A(2) and (ii) there are no Tenant Delays, as hereinbefore defined, in the event Landlord is unable to substantially complete Landlord's Work in the Original Premises by October 15, 2005, Tenant shall receive a rent abatement equal to one (1) day of Fixed Annual Rent for each day subsequent to October 15, 2005 in which Landlord's Work is not substantially completed. In the event Landlord's Work is not substantially completed by November 1, 2005 the rent abatement shall be increased from one (1) day of Fixed Annual Rent for each day of delay to two (2) days of Fixed Annual Rent for each day of delay.

                                   ARTICLE 23.
                           INVALIDITY OF ANY PROVISION

23.01. If any term, covenant, condition or provision of this Lease or the application thereof to any circumstance or to any person, firm or corporation shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Lease or the application thereof to any circumstances or to any person, firm or corporation other than those as to which any term, covenant, condition and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

                                   ARTICLE 24.
                                    BROKERAGE

24.01. Each party hereto covenants, represents and warrants to the other that they have had no dealings or negotiations with any broker or agent other than the Broker(s)(as hereinbefore defined)in connection with the consummation of this Lease, and each party covenants and agrees to pay, hold harmless and indemnify the other from and against any and all cost, expense (including reasonable attorneys' fees and costs) and liability in connection with any compensation, commissions or charges claimed by any broker or agent, other than the Brokers, with respect to this Lease or the negotiation thereof.

                                   ARTICLE 25.
                                  SUBORDINATION

25.01. This Lease is and shall be subject and subordinate to all present and future ground or underlying leases and to all mortgages, options, and building loan agreements that may now or hereafter affect such leases or the real property of which the Demised Premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such ground or underlying leases, options, building loan agreements and mortgages. The provisions of this Section 25.01 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver promptly at its own cost and expense any instrument, in recordable form, if required, that Landlord, the lessor of any ground or underlying lease or the holder of any such mortgage or any of their respective successors in interest or assigns may request to evidence such subordination. Tenant shall be liable to Landlord for damages, including actual, consequential and punitive damages, caused by Tenant's failure to deliver a subordination agreement in form acceptable to Landlord and the party requesting same.

        Landlord shall obtain a non-disturbance agreement from the existing, and all future lenders that have a mortgage interest in the Building ("Mortgagee"), as well as any party in which Landlord may convey the Building or ground lease ("Future Owner") substantially similar to provisions set forth in the Subordination Non-Disturbance and Attornment Agreement ("SNDA")annexed hereto as Exhibit "F" within ninety (90) days (but in no event sooner than ninety (90) days from the Commencement Date) or the conveyance of the mortgage interest, ground lease or title, as the case may be.

25.02. In the event of a termination of any ground or underlying lease, or if the interests of Landlord under this Lease are sold, transferred by reason of, or assigned in lieu of, a mortgage or if the holder of any mortgage acquires this lease in substitution therefor, then Tenant, at the option of the lessor under such ground or underlying lease or such mortgagee or purchaser, assignee or lessee, as the case may be, either (i) will attorn to it as if said lessor, such mortgagee or purchaser, assignee or lessee, were the landlord originally named in this Lease, or (ii) will enter into a new lease with said lessor or such mortgagee or purchaser, assignee or lessee, as landlord, for the remaining term of this Lease and otherwise on the same terms and conditions as this Lease. The foregoing provisions of clause (i) of this Section 25.02 shall inure to the benefit of such lessor, mortgagee, purchaser, assignee or lessee and the Tenant, shall be self-operative upon the exercise of such option, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such lessor, mortgagee, purchaser, assignee or lessee, shall execute, from time to time, instruments in confirmation of the foregoing provisions of this Section 25.02, reasonably satisfactory to the Tenant and to any such lessor, mortgagee, purchaser, assignee or lessee, acknowledge in such attornment and setting forth the terms and conditions of its tenancy.

25.03. Intentionally Omitted.

                                   ARTICLE 26.
                              CERTIFICATE OF TENANT

26.01. Tenant, without charge, at any time and from time to time, within fifteen
(15) days after request by Landlord, shall deliver a written instrument to Landlord or to any other person, firm or corporation specified by Landlord, duly executed and acknowledged, certifying, among other things (it being expressly understood and agreed that the list of items below shall not act to limit the scope of items as to which Landlord may request Tenant to certify):

                  (a) that this Lease is unmodified and in full force and effect or, if there has been any modification, that the same is in full force and effect as modified and stating any such modification, that there is no existing basis to cancel or terminate this Lease, or shall advise otherwise, and to the best of Tenant's knowledge Landlord is not in default thereunder, provided that is in fact the case;

                  (b) whether the term of this Lease has commenced and rent become payable thereunder, and whether Tenant is in possession of all of the Demised Premises except for such portions of the Demised Premises that have been sublet or being held for sublet pursuant to the provisions of this Lease;

                  (c) whether or not there are then existing any defenses or offsets that are not claims under paragraph (e) of this Section 26.01 against the enforcement of any of the agreements, terms, covenants, or conditions of this Lease and any modification thereof upon the part of Tenant to be performed or complied with, and, if so, specifying the same;

                  (d) the amount of the Fixed Annual Rent payable under this Lease and the dates to which the Fixed Annual Rent and additional rent and other charges thereunder have been paid;

                  (e) whether or not Tenant has made any claims against Landlord under this Lease and, if so, the nature and the dollar amount, if any, of such claim.

Tenant acknowledges and agrees that any estoppel certificate delivered by Tenant may be relied upon by any prospective purchaser of the Building, any lender, mortgagee, lessee, assignee or other party as Landlord may designate.

26.02. It is expressly understood and agreed by Tenant that it shall be an event of default under this Lease for Tenant to fail to deliver the certificate required by this Article 26, in the form requested by Landlord or to demand any concession or payment of any kind or nature in connection with the delivery of this certificate. It is further expressly understood and agreed that delivery of this certificate shall not be excused as a result of Tenant asserting any claims against Landlord. Tenant agrees that it shall be liable to Landlord for damages and all costs incurred as a result of Tenant's delay or failure to deliver such certificate in a timely fashion (including reasonable attorneys' fees). Without limiting the generality of the foregoing, if Tenant shall fail to deliver to Landlord an estoppel certificate within fifteen (15) days after Landlord's request for the same, if the same is not executed and returned to Landlord within ten (10) days of Landlord's second request for the same, in addition to damages, Tenant shall pay to Landlord an administrative fee of $250.00 per day that the estoppel certificate is not so delivered.

                                   ARTICLE 27.
            LEGAL PROCEEDINGS; WAIVER OF JURY TRIAL; ATTORNEYS' FEES

27.01. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in anyway connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, and/or any other claims (except claims for personal injury or property damage), and any emergency statutory or any other statutory remedy. If Landlord commences any summary proceeding for non-payment of rent, Tenant shall not interpose and hereby waives the right to interpose any counterclaim of whatever nature or description in any such proceeding with the exception of any compulsory counterclaim. Notwithstanding the foregoing, Tenant shall be entitled to commence a separate action or proceeding against Landlord regarding any claim or defense it may have against Landlord. Tenant shall reimburse Landlord, in such amounts as determined by the court, for all costs and expenses (including reasonable attorneys' fees and disbursements and court costs, whether in connection with an action or proceeding commenced by Landlord, by Tenant, by a third party or otherwise) incurred by Landlord in connection with (i) enforcing Tenant's obligations under this Lease, (ii) the termination of this Lease and the eviction of Tenant through summary or other proceedings or for any other relief against Tenant including the recovery of damages pursuant to Article 18 hereof, (iii) recovering any sums due under this Lease or any damages for Tenant's breach of the terms of this Lease, (iv) the defense of any claim against Landlord or any shareholder partner, officer, director, employee, agent or servant of Landlord arising under this Lease, whether brought by Tenant or a third party , and (v) as otherwise provided in this Lease. All such amounts shall be deemed to be additional rent, but shall be collectible whether incurred before or after the expiration or termination of this Lease.

27.02. Provided Tenant prevails on the merits, Landlord shall reimburse Tenant, as determined by the court, for all reasonable costs and expenses (including reasonable legal fees and disbursements and court costs) incurred by Tenant in connection with (i) enforcing Landlord's obligations under this Lease, and (ii) the wrongful termination of this Lease by Landlord, (iii) recovering any sums due under this Lease or any damages for Landlord's breach of the terms of this Lease but only to the extent the right to damages against Landlord, if any, are specifically set forth in this Lease; and (iv) the defense of any claim against Tenant or any shareholder, partner, officer, director, employee, agent or servant of Tenant arising under the Lease due to Landlord's failure to comply with the terms of this Lease.

                                   ARTICLE 28.
                              SURRENDER OF PREMISES

28.01. Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender the Demised Premises to Landlord, broom clean, in good order and condition, ordinary wear and tear and damage excepted, and Tenant shall remove all of its high density file systems and the like, trade fixtures, equipment and personal property (collectively, the "Leasehold Improvements")as herein provided. Without limiting the generality of the foregoing, Tenant shall remove, upon the expiration or earlier termination of this Lease, signage and rooftop equipment and all such other items installed in or on the Building and the Demised Premises by Tenant. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease. If Tenant shall fail to remove its Leasehold Improvements, signage and Rooftop Equipment from the Demised Premises upon the expiration or earlier termination of this Lease, such Leasehold Improvements Rooftop Equipment, signage property shall be deemed abandoned by Tenant and Landlord shall have the right to remove such property and dispose of same in any manner that Landlord deems appropriate, in its sole and absolute discretion. Landlord shall have no liability to Tenant for such Leasehold Improvements Rooftop Equipment and signage or any damage thereto as a result of such removal, it being expressly understood and agreed that Landlord may do whatever it wishes with Leasehold Improvements, the Rooftop Equipment and signageleft in the Demised Premises after the expiration or earlier termination of this Lease. Tenant shall be liable to Landlord for all damages, costs and expenses associated with the removal of any of Tenant's Leasehold Improvement, Rooftop Equipment and signage from the Demised Premises. The provisions of this
Section 28.01 shall survive the expiration or earlier termination of this Lease.28.02. Tenant acknowledges that possession of the Demised Premises must be surrendered to Landlord at the expiration or earlier termination of the term of this Lease. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Demised Premises as aforesaid may be substantial, may exceed amount of the monthly rent and additional rent theretofore payable hereunder, and maybe impossible to accurately measure. Tenant therefore agrees that if possession of the Demised Premises is not surrendered to Landlord within 48 hours after the expiration or earlier termination of the term of this Lease, then, notwithstanding anything to the contrary contained in this Lease, Tenant shall pay to Landlord for each month and for each portion of any month during which Tenant holds over in the Demised Premises after the expiration or sooner termination of the term of this Lease, rent at a rate equal to the greater of
(a) one hundred and fifty percent (150%) of that portion of the Fixed Annual Rent and additional rent that was payable under this Lease for the last month of the term hereof Nothing herein contained shall be deemed to permit Tenant to retain possession of the Demised Premises after the expiration or sooner termination of the term of this Lease. The provisions of this Section 28.02 shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 29.
                              RULES AND REGULATIONS

29.01. Tenant and Tenant's invitees, employees and agents shall observe faithfully and comply strictly with such Rules and Regulations as Landlord or Landlord's agents may reasonably adopt from time to time (a copy of the present Rules and Regulations are annexed hereto as Exhibit C); provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and of any of the Rules and Regulations as originally or as hereafter adopted, the provisions of this Lease shall control. Reasonable written notice of any changes to the Rules and Regulations shall be given to Tenant. Landlord shall uniformly enforce the Rules and Regulations and shall not enforce the Rules and Regulations against Tenant in a discriminatory manner.

29.02. Landlord shall have no liability to Tenant, nor shall Tenant be entitled to any abatement of rent whatsoever, as a result of the failure of any other tenant in the Building to comply with the Rules and Regulations or for the failure of Landlord to enforce the Rules and Regulations in any respect.

                                   ARTICLE 30.
                             CONSENTS AND APPROVALS

30.01. Wherever in this Lease Landlord's consent or approval is required, if Landlord shall unreasonably delay, condition, or withhold such consent or approval (unless Landlord has the right to grant such approval in its sole and absolute discretion, in which event Tenant shall have no claim or remedy against Landlord whatsoever), Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment. The losing party shall pay all of the prevailing party's costs in, including but not limited to all reasonable attorney's fees connection with the claim, action or proceeding.

                                   ARTICLE 31.
                                     NOTICES

31.01. Any notice, demand, consent, approval, disapproval, or statement (collectively, "Notices") from Landlord to Tenant or from Tenant to Landlord shall be in writing and shall be deemed duly given: (i) if mailed by certified mail, postage prepaid, return receipt requested, (ii) if sent via nationally recognized overnight mail carrier with receipt acknowledged, or (iii) only in the case of Notices that are Escalation Statements or bills for rent, if mailed by first class mail, postage prepaid, to the address(es) for Notices set forth in this Article 31. Notices to Tenant shall be sent to the address of Tenant set forth on page 1 of this Lease until Tenant shall be in occupancy of the Demised Premises and, thereafter, to the Demised Premises. Any Notices to Tenant, with the exception of billing invoices, shall also be sent to Gallagher, Walker, Bianco & Plastaras, Esqs.98 Willis Avenue, Mineola, New York 11501 to the attention of Gerard M. Gallagher, Esq. or such other address as Tenant, or their attorneys, may designate in writing from time to time. Landlord's attorney shall be entitled to serve any required notices hereunder on behalf of Landlord. Notices to Landlord shall be sent (i) to the address of Landlord set forth on page 1 of this Lease or (ii) to such other address as Landlord shall have last designated by notice in writing to Tenant. Notice shall be deemed given on the third (3rd) business day after depositing same in an official depository of the United States Postal Service (or successor organization) or, if given by nationally recognized overnight mail carrier, upon delivery to Landlord or Tenant, as the case may be.

31.02. Notwithstanding anything to the contrary contained in this Lease, prior to entering in and upon the Demised Premises (except in the case of an emergency, in which event this clause shall be inapplicable), Landlord shall provide Tenant with written notice of such planned entry at least twenty four
(24) hours prior thereto, and shall, in such notice, provide Tenant with the approximate time of such entry. Said written notice may be in any reasonable format such as a facsimile, hand delivered or mail delivered letter, email or other generally acceptable format. Landlord shall not be required to deliver such a notice to any party other than Tenant at the Demised Premises.

                                   ARTICLE 32.
                                    NO WAIVER

32.01. No agreement to accept a surrender of this Lease shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys to the Demised Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or Landlord's agent shall not operate as termination of this Lease or a surrender of the Demised Premises. If Tenant at any time desires to have Landlord sublet the Demised Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease. The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or any of the Rules and Regulations adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent, nor the payment of such rent by Tenant, with knowledge by either party of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure ofLandlord to enforce (or the Tenant to insist upon enforcement) of any of the Rules and Regulations shall not be deemed a waiver by either party of any violation thereof or of Landlord's right to enforce, or Tenant's right to insist upon enforcement,same according to their terms in the future. No provision of this Lease shall be deemed to have been waived by either party, unless such waiver is in writing signed by the party to be charged by the waiver. Except as may be specifically set forth to the contrary, no payment by Tenant or receipt by Landlord of a lesser amount than the full Fixed Annual Rent and additional rent stipulated herein shall be deemed a satisfaction of Tenant's obligations hereunder. All partial payments shall be applied to the earliest outstanding amounts owed by Tenant to Landlord. No endorsement or statement on any check or any letter accompanying any check or payment of rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease.

                                   ARTICLE 33.
                                   DEFINITIONS

33.01. Except as otherwise set forth to the contrary herein, the term "Landlord" as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the Land and Building (or the owner of a lease of the Building or of the Land and Building), so that in the event of any transfer of title to said Land and Building or said lease, or in the event of a lease of the Building, or of the Land and Building, upon notification to Tenant of such transfer or lease the said transferor landlord shall be and hereby is entirely freed and relieved of all existing or future covenants, obligations and liabilities of Landlord hereunder, and it shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest, or between the parties and the transferee of title to said Land and Building or said lease, or the said lessee of the Building, or of the Land and Building, that the transferee or the lessee has assumed and agreed to carry out any and all such covenants, obligations and liabilities of Landlord hereunder.

33.02. The term "business days" as used in this Lease shall exclude Saturdays, Sundays and all days observed by the federal, state or local government as legal holidays as well as all other days recognized as holidays under applicable union contracts.

33.03. The term "Interest Rate" shall mean a fluctuating rate of interest per annum equal to the lesser of (a) 1% above the prime commercial lending rate of interest listed from time to time by Citibank, N.A., or, if such bank is no longer in business, such other lending institution as the Landlord shall designate in its reasonable discretion or (b) the maximum applicable legal rate of interest, if any.

33.04. The term "Life Safety System" shall mean those safety systems required by federal, state and local law in connection with the Building.

33.05 The term "Affiliates" with respect to Tenant, shall mean any person or entity directly or indirectly controlling, controlled by, or under common control with Tenant.


                                   ARTICLE 34.
                              INABILITY TO PERFORM

34.01. Except as may be otherwise specifically set forth to the contrary, this Lease and the obligation of Tenant to pay rent hereunder and to perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or to supply, or is delayed in supplying, any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making, any repairs, additions, alterations or decorations or is unable to supply, or is delayed in supplying, any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever beyond the reasonable control of Landlord including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof or any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency, provided however, Landlord shall be required to promptly notify Tenant, in writing, of its inability to perform under this Lease and shall promptly resume performance as soon as said impediment is no longer present.

                                   ARTICLE 35.
           ENTIRE AGREEMENT; NO REPRESENTATIONS; NO ORAL MODIFICATION

35.01. This Lease and the Schedules attached hereto set forth all of the covenants, promises, assurances, agreements, representations, conditions, warranties, statements and understandings (collectively, the "Representations") between Landlord and Tenant concerning the Demised Premises and the Building, and there are no Representations, either oral or written, between Landlord and Tenant other than those set forth in this Lease.

35.02. This Lease supercedes and revokes all previous negotiations, arrangements, letters of intent, offers to lease, lease proposals, brochures, Representations, and information conveyed whether oral or in writing, between Landlord and Tenant or their respective representatives or any other person purporting represent Landlord to Tenant. Tenant acknowledges that it has not been induced to enter into this Lease by any Representations of Landlord not expressly set forth in this Lease, it has not relied on any such Representations, no such Representations shall be used in the interpretation or construction of the Lease, and Landlord shall have no liability for any consequences arising as a result of any such Representations.

35.03. Except as otherwise provided in this Lease, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless in writing and signed by the party against whom enforcement of the alteration, amendment, change or addition is sought.

                                   ARTICLE 36.
                        NON-LIABILITY AND INDEMNIFICATION

36.01. Neither Landlord nor any partner, member, director, officer, agent, servant or employee of Landlord shall be liable to Tenant for any loss, injury or damage to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss. exceptto the extent the same are caused by or result from the negligence or willful misconduct of Landlord, its agents, servants or employees in the operation or maintenance of the Demised Premises or the Building.
36.02. Tenant shall indemnify and hold harmless Landlord and all lessors under underlying leases, of, and mortgagees under mortgages affecting, the Land and/or the Building and its and their respective partners, members, directors, officers, agents and employees from and against any and all claims arising from or in connection with the use or occupation of the Demised Premises by Tenant or anyone in the Demised Premises with Tenant's permission or from any breach of this Lease by Tenant.

36.03 Landlord shall indemnify and hold harmless Tenant and its Affiliates and their respective directors, officers, agents and employees from and against any and all claims arising from or in connection with the ownership, operation or maintenance (to the extent Landlord is responsible for the same) of the Demised Premises or the Building by Landlord, its agents or employees or from any breach of this Lease by Landlord. This provision shall at no time be deemed to create any third party beneficiary rights between Tenant and Landlord's insurance carrier.

                                   ARTICLE 37.
                        LICENSE TO USE ROOF IN CONNECTION
                         WITH SATELLITE DISH AND ANENNAS

37.01. Provided Tenant is not in default under the terms of this Lease beyond any applicable notice and cure period, Tenant, upon ten (10) days written notice to Landlord shall have the right to install a Satellite Dish, antennas and other equipment/infrastructure supporting Tenant's operations (collectively, "Satellite Equipment") on the roof of the Building on the following conditions:

(1) Tenant shall have the right to install the Satellite Equipment at no additional charge to Tenant;

                  (2)Tenant may only run cable and conduits from the Satellite
                      Equipment to the Demised Premises (which shall include the Expansion Space subsequent to its lease commencement date) in the manner and location approved by Landlord, but in no event through any other tenant's premises. Tenant shall repair any damage to the roof or other parts of the Building caused by the installation, presence, use of and removal of the Satellite Equipment and any related cables, conduits or equipment installed by or on behalf of Tenant;

                  (3) The Satellite Equipment, cables and conduits shall remain the property of Tenant for the term of this Lease. Upon the expiration of the Lease term, Tenant, at its sole cost and expense, shall remove the Satellite Equipment and any related cables, conduits or equipment and repair any damage to the Building caused by the installation, use or removal;

                  (4) Tenant shall provide Landlord with a survey describing the proposed mounting method, location, point of entry to the Building and cable route, which will require Landlord's approval,which shall not be unreasonably withheld, conditioned or delayed, prior to installation;

                  (5) Tenant may not hire any contractor to install the
                      Satellite Equipment without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall promptly notify Landlord of the name of the contractor and provide Landlord with whatever information Landlord deems necessary in determining whether the contractor is acceptable. All work shall be conducted by workmen bonded in amounts reasonably acceptable to Landlord. Furthermore, Tenant will provide insurance coverage and certificates in the amounts more specifically set forth in the Lease, naming Landlord, its lender, its managing agent, and any and all other parties required by Landlord, as additional insured;

                  (6) Tenant shall at no time create a nuisance or unreasonably interfere with the rights of other tenants in the Building or the use of common areas, elevators or stairways;

                  (7) Tenant will apply for all necessary approvals, permits and licenses at no cost to Landlord. Tenant and its contractors shall not perform any work unless and until all necessary approvals, permits and licenses have been obtained by Tenant. Tenant shall provide Landlord with copies of all applications for approvals, permits and licenses as well as all approvals, permits and licenses issued prior to the commencement of any work for Landlord's prior review;

                  (8) Tenant will provide Landlord with certificates of
                      completion and lien releases. Tenant warrants that no mechanic's lien will attach as a result of the installation and in the event a mechanic's lien is filed, the same will be bonded and discharged within no more than ten (10) days; (9) Tenant agrees that the use of the Satellite Equipment will not materially interfere with the transmission or reception equipment presently or subsequently located on the Building. If the installation of the Satellite Equipment should cause measurable interference, Tenant shall eliminate it in a timely manner after notice from Landlord. Furthermore, if the placement of the Satellite Equipment in any way unreasonably interferes with the Landlord's use of the roof, upon written notice from Landlord, Tenant shall, at its sole cost and expense, relocate the Satellite Equipment to a different portion of the roof agreed upon by Landlord; and
                (10) Tenant will indemnify and hold Landlord its agents, employees harmless from and against all liability, damages, costs and expenses, including reasonable attorney's fees, incurred by Landlord arising out of or in connection with Tenant's installation, use, maintenance and removal of the Satellite Equipment, cables and conduits.

                                   ARTICLE 38.
                                     SIGNAGE

38.01. 38.01. At the inception of the Lease, Landlord, at its sole cost and expense, shall affix the Tenant's name to the building directory and to the standard signage provided by the Landlord at the entrance to the Demised Premises. Thereafter, if the Tenant wishes to change the nomenclature on the signage it shall be done through the Landlord's office, with the Landlord's express consent, which shall not be unreasonably withheld conditioned or delayed and at the Tenant's sole cost and expense. If Tenant affixes any signage in violation of this provision, among other remedies, Landlord may, without notice to Tenant, remove and discard same and Tenant shall be immediately liable to Landlord for the cost of such removal and the restoration of the Building associated with such removal.

38.02. To the maximum extent permitted by zoning laws and regulations, by variance or otherwise, Tenant, at its sole cost and expense, shall have (i) the exclusive right (exclusive to any and all present and future tenants of the Building, the Landlord, and any third parties) to exterior signage above the first floor of the Building for its name or any of its subsidiaries' names, on four sides (north, south, east, and west)of the Building as designated by Tenant("Exterior Building Signage"), (ii) the right to install exterior retail signage at the level of the first floor on the front (Southside) of the Building ("Exterior Retail Signage"), (iii) the exclusive right to install exterior signage on or about the rear (Northside) of the parking garage visible from the Long Island Railroad tracks ("Exterior Parking Garage Signage"), (iv) the exclusive right to install exterior signage on and in conjunction with the existing monument sign depicting the address of the Building, but in no event shall it interfere with the existing lettering set forth on the sign ("Monument Sign"), and (v) the right to install temporary exterior signage during the Mother's Day peak selling period, which temporary signage shall cover, in whole or in part, Tenant's Exterior Signage. Collectively the Exterior Building Signage, Exterior Retail Signage, Exterior Parking Garage Signage and Monument Sign may be referred to as "Exterior Signage". Tenant shall not be required to obtain the approval or consent of Landlord to install said Exterior Signage to the extent that Channel Letter signage similar to the signage used by Tenant at its existing premises (1600 Stewart Avenue, Westbury, NY) is used. In addition, Tenant shall be permitted to install any other interior or exterior signage subject to the approval and consent of Landlord, which approval and consent shall not be unreasonably withheld, conditioned or delayed.


38.03 Tenant shall be responsible for the installation and maintenance and repair of the signage and shall remove the same so that the area is in substantially the same condition, reasonable wear and tear excepted, as immediately prior to the installation or erection of any Exterior Signage upon the expiration or earlier termination of this Lease. Tenant shall at all times comply with the terms set forth in Article 6 above (except as may be specifically contrary herein) and acknowledges and agrees that Tenant shall be responsible for any and all of Landlord's costs in connection with the signage. In addition, Tenant shall indemnify and defend Landlord solely in connection with any claims that may be made against Landlord, or losses sustained by Landlord, directly due to or solely in connection with the signage (whether it be directly due to the actual existence of the signage or with respect to the installation, maintenance, or removal of the signage, or due to any damage or repair required to the Building or elsewhere.
38.04 Tenant shall be responsible for any and all costs in connection with the illumination of the Exterior Signage, including but not limited obtaining electricity to the signage (via sub-meter) as well as the electric charges associated with the illumination of the signage.

                                   ARTICLE 39.
                    HAZARDOUS MATERIALS/ENVIRONMENTAL MATTERS
39.01. As used herein, "Hazardous Materials Laws" means all federal, state and local laws, statutes, ordinances and regulations, rules, rulings, policies, orders and administrative actions and orders relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, disposal or transportation of any oil, flammable explosives, asbestos, urea, formaldehyde, radioactive materials or waste, infectious waste, or other hazardous, toxic, contaminated or polluting materials, substances or wastes, including, without limitation, any "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under any such laws, ordinances or regulations (collectively, Hazardous Materials"). Tenant shall, at its own expense, at all times and in all respects: (i) comply with all Hazardous Materials Laws regarding Hazardous Materials introduced in or about the Building by or at the direction of Tenant or in connection with Tenant's use of the Premises ("Tenant's Hazardous Materials"); and (ii) procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals relating to Tenant's Hazardous Materials within, on, under or about the Building in conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding management of such Hazardous Materials. Landlord recognizes and agrees that Tenant may use Tenant's Hazardous Materials in normal quantities that are applicable to general office use and that such use by Tenant shall not be deemed a violation of this Section, so long as the levels are not in violation of any Hazardous Materials Laws. Upon termination or expiration of the term of this Lease, Tenant shall, at its own expense, cause all of Tenant's Hazardous Materials to be removed from the Demised Premises and the Building and transported for use, storage or disposal in accordance and in compliance with all applicable Hazardous Materials Laws. Tenant shall indemnify, protect, defend (by counsel reasonably acceptable to Landlord), and hold Landlord and Landlord's employees, agents, principals, partners, shareholders, members, attorneys, accountants, professionals and other representatives, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses and expenses (including attorneys' fees) or death of in injury to any person or damage to any property whatsoever, including, without limitation, the Building common area, arising from or caused in whole or in part, directly or indirectly, by the presence in or about the Building of any of Tenant's Hazardous Materials or by Tenant's failure to comply with any Hazardous Materials Laws regarding Tenant's Hazardous Materials or in connection with any removal, remediation, clean up, restoration and materials required hereunder to return the Demised Premises and any other property of whatever nature to their condition existing prior to the appearance of Tenant's Hazardous Materials. Landlord shall have the right from time to time, upon reasonable prior written notice, to enter in and upon the Demised Premises and to inspect same for the presence of Hazardous Materials and for Tenant's compliance with all Hazardous Materials Laws.

39.02. A. Landlord represents and warrants that any handling, transportation, storage, treatment or usage of Hazardous Materials that has occurred in the Building and/or in, on, or under the Land was in compliance with all applicable federal, state and local laws, regulations and ordinances. Landlord further represents and warrants that no leak, spill, discharge, emission or disposal of Hazardous Materials has occurred in the Building and/or in, on, or under the Land and that the soil, groundwater and soil vapor in the Building and/or on or under the Land is, or will be, free of Hazardous Materials as of the date hereof. Landlord agrees to indemnify, defend and hold Tenant and its officers, partners, directors, shareholders, Affiliates, employees and agents harmless from any claims, judgments, damages, fines, penalties, costs (including reasonable attorney, consultant and expert fees), liabilities (including sums paid in settlement of claims) or loss which arise during or after the Lease term or any thereof, in connection with the presence of Hazardous Materials in the soil, groundwater, or soil vapor in, on or under the Building and/or the Land, unless such Hazardous Materials are present as the result of the acts of Tenant, its officers, employees or agents. Without limiting the generality of the foregoing, this indemnification shall survive the expiration of this Lease and does specifically cover costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of the presence of Hazardous Materials in the soil, groundwater or soil vapor in, on or under the Building and/or the Land, unless the Hazardous Materials are present as the result of the acts of Tenant, its officers, agents or employees. Without limiting the generality of the foregoing, this indemnification shall also specifically cover costs in connection with:

                1. Hazardous Materials present or suspected to be present in the soil, ground water or soil vapor in, on or under the Building and/or the Land before the date hereof; or

                2. Hazardous Materials that migrate, flow, percolate, diffuse or in any way move into, onto or under the Building and/or on the Land after date hereof; or

3. Hazardous Materials present in, on or under the Building and/or the Land as a result of any discharge, dumping, spilling (accidental or otherwise) onto or into the Building and/or the Land during or after the Lease term or any extension thereof by any person or entity.

39.03. Landlord and Tenant shall comply with all laws, ordinances and regulations of the State of New York and the County of Nassau regarding the disclosure of the presence or danger of Tenant's Hazardous Materials. Tenant acknowledges and agrees that all reporting and warning obligations required under the Hazardous Materials Laws with respect to Tenant's Hazardous Materials are the sole responsibility of Tenant, whether or not such Hazardous Materials Laws permit or require Landlord to provide such reporting or warnings, and Tenant shall be responsible for complying with such Hazardous Materials Laws regarding the disclosure of, the presence or danger of Tenant's Hazardous Materials. Landlord and Tenant shall each immediately notify the other, in writing, of any complaints, notices, warnings, reports or asserted violations of which it becomes aware relating to Hazardous Materials on or about the Premises. Landlord and Tenant shall each immediately notify the other if either knows or has reason to believe Hazardous Materials have or will be released in or about the Building.

39.04. Tenant shall not perform or cause to be performed, any Hazardous Materials surveys, studies, reports or inspection, relating to the Demised Premises or the Building without obtaining Landlord's advance written consent, which consent may be withheld in Landlord's sole and absolute discretion. At any time prior to the expiration of the Lease Term, Landlord shall have the right (in case of an emergency, with no notice and in cases of non-emergency, upon not less than five (5) days written notice to Tenant) to enter upon the Demised Premises in order to conduct appropriate tests and to deliver to Tenant the results of such tests to demonstrate that levels of any Hazardous Materials in excess of permissible levels has occurred as a result of Tenant's use of the Demised Premises.

39.05. Tenant is advised that there is present within the Building certain material which has been identified as asbestos containing material ("ACM"). Landlord represents and warrants to Tenant that as of the respective Commencement Date that such ACM has been properly abated from the Original Premises and the Expansion Space in accordance with industry standards and shall not pose a health risk to Tenant, its agents, employees, customers and visitors. The ACM is or may be located in the area in the hung ceiling of the common areas of the Building and the shafts and chases located throughout the Building.

         (a) Tenant is advised that due to the presence of this ACM, Tenant must not at any time enter upon or open the ceiling in the common areas of the Building or enter upon any shaft areas or penetrate any of the walls of the Demised Premises. Tenant must advise all those that are in the Tenant's employ or are its independent contractor's of the condition as stated.

         (b) It is expressly understood and made a covenant of this Lease that the Tenant shall not, without Landlord's prior written consent, enter upon, allow any person, firm or corporation to enter upon the areas concealed by the ceiling, the walls and any concealed area within the Demised Premises for any reason whatsoever including but not limited to changing wiring, installing wiring, cables or other conduits within the ceiling plenum.

         (c) Tenant is advised that entry into such areas shall be only under the Landlord's supervision and the supervision of the Asbestos Contractor or Asbestos Consultant retained by the Landlord. All costs associated with such supervision and entry through the use of the Landlord's Asbestos Contractor or Asbestos Consultant shall be at Tenant's sole cost and expense, provided said Asbestos Contractors or Asbestos Consultant's fees are competitive in the trade in the Nassau County area

         (d) Except as specifically set forth in (c) above, Tenant acknowledges that the Landlord in its sole and absolute discretion shall have the right to refuse access to the concealed areas, to mandate that contractor's used by the Tenant have proper certification for the handling of ACM or in the alternative require the Tenant to use such contractors designated by Landlord with such qualifications.

         (e) Tenant for itself, its heirs, successors, assigns and or subtenants agrees to follow the Landlord's asbestos operations and maintenance program (the "O&M Plan") in all respects and to fully cooperate to effect compliance with the Landlord's O&M Plan which now exists or may be modified or changed in accord with the requirements of law and the exigencies of the operation of the building.

(f) Landlord through its consultant is monitoring the air quality in the Demised Premises and the Building approximately twice a year. In the event that Landlord's consultant recommends abatement of any area then and in such event, Landlord shall commence such abatement as soon as is reasonably practical thereafter. Tenant agrees to promptly, immediately and fully cooperate in such abatement.

(g) In the event Tenant, in its reasonable discretion, has reason to believe that there may be an issue with respect to the air quality in the Building, upon Tenant's written request, but in no event more frequently than once every three
(3) months, Landlord shall supplement the air quality testing by retaining its contractors to re-test the air quality prior to its customary six month scheduled monitoring. The cost of any such supplemental air monitoring shall be borne by Tenant and shall be due and payable to Landlord as additional rent.

39.05. The respective rights and obligations of Landlord and Tenant under this Article shall survive the expiration or termination of this Lease.

                                   ARTICLE 40.
       RELOCATION OF DEMISED PREMISES; DEMOLITION, ALTERATION AND REMOVAL

40.01. Intentionally Omitted. 40.02 Intentionally Omitted.

40.03. During the term of this lease, Tenant acknowledges and agrees that Landlord shall retain any and all rights (a) to cause all or any part of the Demised Premises to be combined with any other premises so as to constitute the combined premises into a single zoning lot or development or enlargement, (b) to cause any lot, development or enlargement at any time constituting or including all or any part of the Demised Premises to be subdivided into two or more lots, developments or enlargements, (c) to cause development rights (whether from the Demised Premises or other premises) to be transferred to any such lot, development or enlargement, (d) to cause other combinations, subdivisions and transfers to be effected, whether similar or dissimilar to those now permitted by law and (e) to exploit, sell, convey, lease or otherwise transfer any so called "air rights" or "air space" above the Building. Tenant acknowledges and agrees that Tenant has no rights to any such development rights, "air rights" or comparable rights appurtenant to the Land and the Building, and consents, without further consideration, to any utilization of such rights by Landlord, and agrees to promptly execute and deliver any instruments which may be requested by Landlord, including, but not limited to, instruments merging zoning lots, evidencing such acknowledgment and consent. Nothing herein shall be construed to limit Landlord's rights to sell, convey, lease or otherwise transfer all or any portion of its interest in the Demised Premises subject to the provisions of this Lease.

                                   ARTICLE 41
                                 RENEWAL OPTION

41.01. Provided that Tenant has not been in default hereunder at any time beyond the expiration of any applicable grace period, Tenant shall have the right, exercisable upon one hundred twenty (120) days prior written notice to Landlord (TIME BEING OF THE ESSENCE) to renew and extend the term of this Lease for up to two (2) successive additional five (5)year periods. Tenant acknowledges and agrees that the provision of timely notice of the exercise by Tenant of the option herein contained is a material condition to the exercise of such option. If Tenant shall default hereunder beyond any applicable notice and cure period, between the date of exercise of its option herein contained and the date on which the option period commences, Landlord shall have the right, by notice given to Tenant, to negate Tenant's exercise of Tenant's option hereunder and to have the Lease terminate or expire by its terms as provided herein.

41.02. The Fixed Annual Rent for the first year of the option period shall be the then escalated rent increased by $1.00 per rentable square foot. Thereafter, the Fixed Annual Rent shall continue to be escalated annually at a rate of $1.00 per rentable square foot. In no event and under no circumstance shall the Fixed Annual Rent and the additional rent due hereunder during the first year of the option period be less than the Fixed Annual Rent and additional rent payable hereunder during the last month of the initial term of this Lease.

41.03. In connection with Tenant's exercise of its renewal option, upon the commencement of each five (5) year renewal term, Landlord shall pay to Tenant as a work allowance for the Demised Premises the sum of Three Hundred Thousand ($300,000) Dollars (the "Work Allowance"). Tenant shall utilize the Work Allowance in connection with the Demised Premises or in such manner it deems acceptable, in its sole discretion.

                                                              ARTICLE 42.
                                                     RIGHT OF FIRST OFFER

42.01. A. Provided Tenant is not in default under the terms of the Lease beyond any applicable cure period, Landlord agrees not to lease any other space of 2,500 rental square feet or greater (the "Available Offer Space") to another prospective tenant unless and until Landlord first offers the Available Offer Space to Tenant in writing (the "First Offer Leasing Notice") and Tenant either
(i) rejects such offer in writing; or (ii) ten (10) business days elapse from Tenant's receipt of the First Offer Leasing Notice and Tenant has not notified Landlord in writing of its acceptance of such First Offer Leasing Notice, whichever event occurs first. Tenant's right of First Offer is subject to Landlord's right to first offer such space to the existing tenants occupying their existing space in the Building who wish to extend the term of their lease. In addition, Tenant's rights hereunder are subject to any existing right of first offer for the same space. A list of tenant's with an existing right of first offer are annexed hereto as Exhibit "G". The First Offer Leasing Notice will contain, at miniumum, the following information:

                  (1) A description of the Available Offer Space (including the area and location of such Available Offer Space) and a floor plan showing the Available Offer Space crosshatched and a summary of the work to be performed by Landlord in said space;

(2) The anticipated date of availability of the Available Offer Space;

                  (3) The proportionate share referable to the Available Offer Space; and

                  (4) The term of the Lease (which shall be at a minimum of five (5) years notwithstanding anything in this Lease which may require the term for all leased spaces to be co-terminus.

         B. If Tenant timely delivers to Landlord, in accordance with the conditions of this Article, written notice of Tenant's exercise of the Right of First Offer for all of the Available Offer Space (time being of the essence for such time), then the Available Offer Space shall be deemed added to the Demised Premises and subject to the terms and conditions of the Lease. The Fixed Annual Rent for any additional space leased pursuant to this Article 14 will be calculated at the then applicable base rent per square foot applicable to the Demised Premises (the lower level being $2.50 per rsf less than any of the other floors)as set forth in the above rent schedules. In addition, Tenant will charged an electric charge based upon the lowest rate charged by Landlord to any new tenant who has executed a lease within twenty four months of the right of First Offer.

         C. If Tenant declines or fails to duly and timely exercise its Right of First Offer, Landlord will thereafter be free to lease the Available Offer Space in portions or in its entirety to any third-party tenant at any time without regard to the restrictions in this clause and on whatever terms and conditions Landlord may decide, without again complying with all the provisions of this
Section 42.

                                   ARTICLE 43.
                        NOTIFICATION OF SALE OF BUILDING

43.01. In the event Landlord decides to market the Building for sale to the general public, Landlord shall notify Tenant of the same and, at Tenant's request, Landlord shall provide Tenant will a copy of the same marketing material being provided to the general public.

                                   ARTICLE 44.
               PAYMENT OF TENANT'S HOLDOVER RENT ON EXISTING SPACE

44.01 As the term of Tenant's existing lease expires on May 31, 2005, Landlord shall be responsible to reimburse Tenant for hold over rent being charged by its current landlord and paid for by Tenant at a rate of $85,000 per month (the "Holdover Rent") for a period of up to six (6) months (the "Holdover Payment Period"). Upon execution of this Lease Landlord shall reimburse Tenant for the first three month's of Holdover Rent and thereafter on the first day of each month unless otherwise stated below. Notwithstanding the Holdover Payment Period set forth above, unless the Original Premises are substantially completed and delivered to Tenant on the first day of a given month, Landlord shall be responsible for the payment of the Holdover Rent payable by Tenant until the first day of the second calendar month following the month in which Landlord delivers the Original Premises in accordance with Article 1.02. By way of example, in the event the Commencement Date is set for June 15, 2005, Landlord shall be responsible for the Holdover Rent through July 31, 2005. If however, the Commencement Date is is June 1, 2005, Landlord shall be responsible for the Holdover Rent through June 30, 2005. Furthermore, if the Original Premises is not delivered by Landlord, as provided for herein due to a failure by Landlord to substantially complete Landlord's Work and deliver the Original Premises, then Landlord shall be responsible for Holdover Rent regardless of the Holdover Payment Period as follows: (i)in the event the Commencement Date is a date other than the first day of a month, then for the month in which the Commencement Date takes place as well as the month immediately following the Commencement Date (i.e. in the event of a April 15, 2006 Commencement Date, then Holdover Rent shall continue through May 31, 2006 or (ii) in the event the Commencement Date is on the first day of any given month, then solely for that entire month (i.e. in the event of a April 1, 2006 Commencement Date, then Holdover Rent shall continue through April 30, 2006).

                                   ARTICLE 45.
                              RELOCATION ALLOWANCE

 As an incentive to Tenant to enter into this Lease, upon Landlord executing this Lease, Landlord shall pay to Tenant as a relocation allowance the following sums:

(i) Nine Hundred Thousand ($900,000.00) Dollars upon Lease Commencement; (ii) Five Hundred Thousand ($500,000.00) Dollars upon completion of the fifth Lease Year;
(iii) Three Hundred Thousand ($300,000.00) Dollars upon completion of the ninth Lease year. (collectively, the "Relocation Allowance"). Tenant shall utilize the Relocation Allowance as reimbursement of its relocation costs or in such manner it deems acceptable, in its sole discretion.

                                   ARTICLE 46.
                            CONFERENCE ROOM FACILITY

46.01. As an accommodation, and at no cost or expense to Tenant, for use in common by all tenants in the Building, a conference room facility is available on the fourth floor of the Building during Normal Business Hours on Business Days. Tenant shall have the right to utilize the conference room at its option, either one (1) full day a week or two
           (2) half days per week. Tenant may use the conference room under the following terms and conditions, which terms and conditions are subject to change at any time, in Landlord's reasonablediscretion:

(i) Tenant is not in default under the terms of this Lease beyond any applicable cure period;

(ii) Tenant shall have the right to utilize the conference room provided Tenant notifies Landlord in writing of its intent to use the conference room at least twenty four (24) hours in advance and shall not enter the conference room without confirmation from Landlord that the same is available for use;

(iii) Tenant shall at all times adhere to the reserved time period and vacate the conference room in broom clean condition at the end of such designated time period;

(iv) Use of the conference room is on a "first come first serve basis" and as such is subject to other tenant's prior reservation of the same; and

(v) Landlord has the right, in its sole and absolute discretion, at any time and without notice to relocate the conference room.

                                   ARTICLE 47.
                                  MISCELLANEOUS

47.01. Landlord shall provide a security patrol car which shall circulate the parking lot of the Building. The parties hereto acknowledge that the security patrol car shall also be utilized to circulate other Buildings within the Garden City vicinity owned by affiliates of Landlord.

47.02. Landlord shall use commercially reasonable efforts to cooperate with Tenant in connection with Tenant's application for any economic development incentives, including any applications files with the IDA, LIPA and NYS Empire Development Corp. Tenant shall reimburse Landlord with any and all costs, including but not limited to any reasonable legal fees, associated with Landlord's assistance in applying for said economic development incentive. Any and all economic development incentives or benefits of any kind which are awarded, in connection with Tenant's application, as the direct or indirect result of Tenant's use, occupancy, or the conducting of its business operations in the State, county or local municipality shall inure to the exclusive benefit of Tenant and not to Landlord.


47.03. Tenant shall not, without Landlord's prior written consent, which consent may be withheld in Landlord's sole and absolute discretion, record a memorandum of this Lease or any other document related to this Lease is the land records against the Building.

47.04. Irrespective of the place of execution or performance, this Lease shall be governed and construed in accordance with the laws of the State of New York. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.

47.05. Except as otherwise expressly provided in this Lease, each covenant, agreement, obligation or other provision of this Lease on Tenant's part or Landlord's part to be performed shall be deemed and construed as a separate and independent covenant of Landlord and Tenant, not dependent on any other provision of this Lease.

47.06. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and other gender as the context may require.

47.07. Except as otherwise provided in this Lease, whenever the payment of interest is required to be made by Tenant to Landlord by the terms hereof it shall be at the Interest Rate. In the event that Tenant is in arrears in the payment of Fixed Annual Rent or additional rent hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

47.08. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

47.09. Landlord acknowledges that Tenant wishes to retain AT&T and MCI ("Telecom Providers") in connection with its telecommunication systems which will be brought to the Property, installed in the Building and the Demised Premises. Tenant shall have the right to have the Telecom Providers install, maintain and repair Tenant's telecommunications systems in the Demised Premises provided however that (i) the installation, maintenance and repair shall be subject to the terms of Article 6 herein; (ii) all of the Telecom Providers' work is performed in accordance with all federal, state and local applicable law; (iii) no surface mounting shall at any time occur; it being understood that all wiring shall be performed within the walls of the Building; and (iv) Tenant and the Telecom Providers shall reimburse Landlord for any and all losses and costs incurred by Landlord in connection with the Telecom Providers' installation, maintainance and repair of Tenant's telecommunications systems, including, but not limited to the repair of any damage to the Property, Building or Demised Premises caused during the installation, maintanence and repair of the same. Landlord shall use commercially reasonable efforts to cooperate with Tenant and its Telecom Providers in order to install, maintain and repair Tenant's telecommunication systems during the term of this Lease. Tenant shall reimburse Landlord for any and all costs associated with or in connection with any damage that may be caused to the Property, the Building and the Demised Premises in connection with same.

         IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

                                                     LANDLORD:

                              TREELINE MINEOLA LLC

                           By: TREELINE MINEOLA CORP.,
                                                            Its managing member


                                                     By: _______________________
                                                              C. Glenn Schor
                                    President


                                                     TENANT:

                             1-800-FLOWERS.COM,INC.


                                                     By: _______________________

                                                     Name:______________________

                                                     Title:_____________________

                                    Federal Identification No.__________________

                      EXHIBIT A - PLAN OF DEMISED PREMISES

                             EXHIBIT B - WORKLETTER

Landlord agrees, at its sole cost and expense, to perform the following work in the Demised Premises, all of which, unless otherwise indicated, shall be of material, manufacture, design, capacity and finish as established by Landlord's standards of the Building ("Building Standard") and as indicated on the approved drawing of the Demised Premises which shall be approved by both Landlord and Tenant and which shall, upon approval, be annexed hereto as Exhibit A (the "Plan") which work shall be a "turn key" build out and substantially similar to Tenant's Existing Space.
Landlord will file for a Building Permit with the appropriate municipality and will construct the Original Premises and the Expansion Space in accordance with the Plan, as approved by Landlord and Tenant, and in accordance with the building permit issued therefrom.

All furniture, workstations and related partitions, cabinetry and the like delineated on the Plan are for reference only and shall not be constructed or provided by Landlord unless otherwise stated herein.

1. Demolish existing partitions as required to permit the construction delineated on the Plan. Construction of the plan is subject to site conditions reasonably permitting the proposed layout. In the event that site conditions require a change in layout Landlord, in consultation with Tenant, will use reasonable efforts to substantially effect the plans.

2. Partitions: Construct interior partition walls per Plan, site conditions permitting. Interior partition walls to be constructed of metal studs, 5/8" sheetrock. Interior partition walls to be constructed up to the underside of the hung ceiling, except for all offices which shall extend no less than 6 inches above the ceiling.

     3. Electrical: (a) With the exception of the main conference room and the CEO and President's offices (see No. 11 below) furnish and install Building Standard 2x4 fluorescent fixtures with 18 cell parabolic lenses, one fixture per seventy five (75) usable square feet of space; in offices and conference rooms;(b) furnish and install duplex electrical outlets per code and not less than one per wall (but not less than four outlets per room). Outlets to be placed as per plan or if not denominated on Plan, as determined by electrician in accordance with applicable building code; (c) Provide two (2) dedicated electrical outlets per 5,000 rsfat locations designated on the Plan (if not designated on Plan, as determined by electrician in accordance with applicable building code); (d) as set forth in Section 11(ix)(Specialties) herein, finish and install a floor junction box in the main conference room with a conduit to the wall for low voltage wiring. Landlord to provide whips and connect the same to Tenant's furniture, which Tenant shall install (the connection shall be subsequent to the Commencement Date and shall at no time effect the Commencement
Date). Each cubicle to be wired as per Plan;(e)as set forth in Section 11(x)(Specialties)herein, with respect to the electric charge to any Exterior Signage, Landlord sole responsibility will be to provide a metal conduit pipe through the roof membrane from the fifth floor ceiling to the roof deck and seal the membrane.

4. Ceiling: Furnish and Install Building Standard 2x4 ceiling tile with 2x2 "second look." New Grid to be installed or existing grid to be modified as required to effect ceiling installation.

5. Doors and Trim: Furnish and install interior Building Standard doors in quantity as shown on the Plan. Building Standard doors are solid core, stain grade oak veneer doors with hollow metal door bucks. Door handles are provided without locks except on offices which shall receive keyed locks, not to exceed ten (10) locks. Provide and install glass doors at the entrance and reception area of the Expansion Space provided that the same is allowable by Building Code without Landlord being required to install any other item or equipment or in any way modify the Fire Safety System presently existing in the Building; i.e. installing a sprinkler system.


6. HVAC: Existing system to be re-ducted so as to deliver air conditioning to each room on Plan. Placement of air-conditioning diffusers and return air grilles per the design/building plans so as to provide efficient air-cooling. Existing perimeter, fan coil units (if any) for cooling and/ or radiator to be painted and refurbished.

7.   Flooring: See No. 11 Specialties.

     Landlord will supply and install Building Standard ceramic tile in the file rooms, storage areas, computer room, file areas, ADA bathroom (as further described below),and utility areas. Landlord will supply and install Building Standard ceramic tile in the non-ADA restroom (subject to the terms described in Section 11(vii) (Specialties) herein, the pantry area and the waiting/reception area. One (1) tile (color and style) for entire areas to receive ceramic tile and one (1) tile (color and style)for entire areas to received ceramic tile.

8. Finishes: Paint entire Demised Premises one (1) coat latex primer and two (2) finish coats. Door frames painted same color as walls; semi gloss finish. Finish coat to be latex satin finish paint, color selected by Tenant with LandlordBenjamin Moore Regal Wall Satin , no more than four
                  (4) colors for private offices and four (4) colors for common areas, NO CUSTOM COLORS. All door bucks painted the same color as wall but in semi - gloss finish. Color selection must be concluded within ten (10) days of lease execution, time of the essence. In the event a color is not designated within the time period set forth Landlord may paint any basic white on the standard paint chart.

9. Entry Door: Existing fire rated entry door to remain. If entry door to be relocated per Plan, Landlord to provide and install single fire rated entry door in style and size equivalent to existing door. All entry doors to have existing door hardware if possible; otherwise, Landlord to provide new entry door hardware. Landlord does not replace or change locks or cylinders to the Demised Premises.

10. Landlord shall provide and install Building Standard window treatments on the perimeter windows of the Demised Premises. Tenant on taking possession of the Demised Premises assumes responsibility for the blinds including but not limited to the cleaning and repair of the same. In the event Tenant elects to install window treatments, the same must be approved by the Landlord and shall be consistent with Building Standard.

11.               Specialties:

(i) Landlord shall install glass front panels in perimeter offices similar in size, style, and dimension as in Tenant's existing premises at 1600 Stewart Avenue, Westbury, New York (the "Existing Premises").

(ii) Landlord shall install indirect lighting in the open area similar to the Existing Premises; all emergency lighting and exit sign lighting shall be installed in accordance with Building Code.

(iii) Landlord shall provide upgraded carpet consistent with the quality of Tenant's carpet at the Existing Premises (i.e. Collins & Aikman Carpet tiles). Carpet to be glued per manufacturer's specifications with vinyl cove base as per Tenant's specifications and wood floor molding in the main conference room, CEO and President's office. In the event Tenant does not select carpet within twenty (20) days of Lease execution, time of the essence, Landlord may install its selection of carpet and coves.

(iv) Landlord shall install a complex sheetrock ceiling in the main conference room, as depicted in the Plan, and the ceiling in the CEO's office and a plain sheetrock ceiling in the President's office.

(v) Landlord shall supply and install up to twenty five Building Standard hi hats in the conference room, CEO and President's offices as per Plan.

     (vi) Landlord shall install a private restroom (including plumbing) of approximately 5 ft. by 9 ft. in dimension in the CEO and the President's offices. Each restroom shall include a Building Standard single quiet flush toilet, a Building Standard single pedestal or vanity cabinet and Building Standard sink, Building Standard single mirrored medicine cabinet, Building Standard fiberglass shower enclosure with glass shower door, Building Standard ceramic tile floor and walls (collectively, the "Restroom Fixtures and Tiles"). Tenant shall select the Restroom Fixtures and Tiles within twenty (20) days of executing this Lease. In the event Tenant does not select Restroom Fixtures and Tiles within ten (10) days of Lease execution, time of the essence, Landlord may install its selection of Restroom Fixtures and tiles.

     NOTE: AS NOTED IN EXHIBIT T, LANDLORD SHALL ONLY BE RESPONSIBLE FOR THE GREATER OF (i) THE COST OF ONE RESTROOM OR (ii) $20,000 TOWARDS THE COST OF TWO (2) RESTROOMS. TENANT SHALL BEAR THE COST OF THE SECOND RESTROOM OR THE BALANCE OF THE COST OF THE SECOND RESTROOM IN EXCESS OF LANDLORD'S $20,000 ALLOWANCE, AS THE CASE MAY BE.

(vii) Landlord shall install in the pantry area, as depicted on the Plan, a building standard stainless steel sink and faucet (including all required plumbing) set in a Building Standard laminate lower sink base cabinet with a Building Standard laminate countertop and upper cabinetry with Building Standard ceramic tile flooring. The size and location of the sink, cabinetry and the finish of the countertops (but no more than 30 linear feet) shall be as depicted on the Plan.

(viii) Landlord shall provide and install a back-up generator (250kw) on the roof of the Building for Tenant's exclusive use for which Landlord will tie into the circuits as per Tenant's direction;

(ix) (a) Landlord shall supply and install a computer room air conditioning system - minimum of two units (i.e. Liebert or Mitsubishi) sized to adequately cool a +/-2,000 sq. ft. computer room with 50% redundancy.

(b) Landlord shall supply and install a supplemental air conditioning unit of up to 10 tons, located in the 24 hour call center area.

(c) In lieu of connection to the Building systems, Landlord shall supply and install electric baseboard heating in the President and the CEO offices, as indicated on Plan, and provide a supplemental air conditioning unit sufficient to cool these offices.

(x) Landlord shall provide and install a double set of Building Standard entry doors off the new parking spaces so that Tenant's customers may walk directly into the westerly side of the Demised Premises. Doors shall be located at depicted on Plan.

(xi) In addition to the existing restrooms on the fifth floor, Landlord shall install a Building Standard ADA compliant unisex restroom (substantially similar to the ADA restroom located on the lower level of the Building) on the Fifth floor. The restroom shall contain a Building Standard wall hung sink, a Building Standard vanity and toilet, Building Standard ceramic tiles. The walls of the restroom shall be painted as set forth in Section 8 of this Exhibit "B".

(xii) Landlord shall take steps to prevent other occupants of the Building from being able to access the 5th floor by a one way access to the fifth floor.

(xiii) Landlord shall purchase and install Tenant's computer wiring up to $150,000.00. Any cost for the purchase and installation of computer wiring above $150,000 shall be borne by Tenant.

(xiii) Finish and install a floor junction box in the main conference room with a conduit to the wall for low voltage wiring. Landlord to provide whips and connect the same to Tenant's furniture, which Tenant shall install (which connection shall be subsequent to the Commencement Date). Each cubicle to be wired as per Plan;(Note: See Section 3: Electrical.

       (xv) With respect to providing electric charge to any of the Exterior Signage, Landlord sole responsibility will be to provide a metal conduit pipe through the roof membrane from the fifth floor ceiling to the roof deck and seal the membrane. Note: See Section 3: Electrical).

       (xvi) Landlord to install Tenant supplied raised floor in the Computer Room, as indicated on Plan. Tenant shall purchase such raised floor, and ancillary required materials for its installation, in sufficient quantities at Tenant's sole cost and expense. Tenant shall provide Landlord with all required flooring and ancillary materials within three (3) days after Landlord's request therefor. If Tenant shall fail to provide such materials within such three
              (3) day period, same shall be deemed a Tenant Delay solely with respect to that portion of the Demised Premises.

12. Landlord shall provided and install a computer room of approximately 2,000 RSF with all electrical work per Plan, dedicated air conditioning and generator, as specifically set forth in this Exhibit "B".

13. Landlord shall provide Tenant with plans and diagrams for all electrical circuits and computer wiring throughout the Demised Premises.

13.Tenant's Responsibility: Except as specifically set forth in (xiii) above, Landlord shall not install telephone lines, telephone cabling, gem boxes, conduits or other materials used in the installation of any telephone or computer cables. Landlord does not install any specialized Tenant Equipment nor does landlord accept any responsibility to coordinate the same with the Landlord's contractors. The Landlord retains the right to work day to day to complete the work contemplated herein in an expeditious manner without regard to any special needs of the tenant's contractors. The Tenant agrees during the construction process and prior to allowing any contractor access to the premises to provide advance notice to the Landlord or its designee and to provide and furnish appropriate insurance certificates and permits to the Landlord. All work performed by Tenant's contractors (including but not limited to the installation of telephone lines, telephone cabling, gem boxes, conduits or other materials used in the installation of any telephone or computer cables) shall be in accordance with applicable federal, state and local laws and regulations.


the Terms of this workletter supercede all notations on the plan. Items noted on the plan and not included on this workletter are for illustrative purposes. Tenant must execute an extra authorization and pay for all extras in accord with the terms of the lease.

NOTE: Any extras, changes, additions, or modifications ordered by the Tenant either at the time of lease execution or thereafter are furnished by the Landlord as an accommodation to Tenant. Tenant shall be required to take possession of the Demised premises whether or not the extras, changes, or modifications are complete. Landlord is only responsible for its own work not Tenant's extras, changes, modifications or upgrades.

                   EXHIBIT C - BUILDING RULES AND REGULATIONS


         1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the Demised Premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Landlord. There shall not be used in any space, or in the public areas of the Building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. Tenant may use the area around the fifth (5th) floor elevators for seating, displays, etc. provided the same complies with applicable Building Code.

         2. The water and wash closets and plumbing fixtures shall not be used for any purpose other than those for which they were designed or constructed and no sweeping, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

         3. No carpet, rug or other article shall be hung or shaken out of any window of the Building; and no Tenant shall sweep or throw or permit to be swept or thrown from the Demised Premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the Building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Demised Premises, or permit or suffer the Demised Premises to be occupied or used in a manner unreasonably offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors (excluding flowers and plant odors), and/ or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes in the Building is strictly prohibited.

         4. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord.

         5. No Tenant shall mark, paint drill into, or in any way deface any part of the Demised Premises or the Building of which they form a part. No boring or cutting shall be permitted, except with the prior written consent of the Lessor, and as Lessor may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Demised Premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

         6. No additional locks or bolts of any kind shall be placed upon any of the windows by any Tenant, nor shall any changes be made in existing locks or mechanisms thereof. Each Tenant must, upon termination of its tenancy, restore to Landlord all keys of offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Lessee shall pay to Landlord the cost thereof.

         7. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the Demised Premises and/ or Building only on the freight elevators and through the service entrances and corridors, and only during the hours of 5:00 P.M. and 8:00 P.M. and in a manner approved by Landlord. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations of the Lease or which these Rules and Regulations are a part.

         8. Canvassing, soliciting and peddling in the Building is prohibited and each Lessee shall cooperate to prevent the same.

         9. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on Sundays, and legal holidays all persons who do not present a pass to the Building signed by Tenant. Landlord will furnish passes to persons for whom any Tenant requests same in writing. Each Tenant shall be responsible for all persons whom he requests such pass and shall be liable to Landlord for all acts of such persons.

         10. Landlord shall have the right to prohibit any advertising by any Tenant which in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a Building of offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising. Tenant shall have the right, to the extent specifically set forth in this Lease, to advertise on the Exterior Signage and in the Demised Premises.

         11. Tenant shall not bring or permit to be brought or kept in or on the Demised Premises, any inflammable, any combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors (excluding flower and plant odors) to permeate in or emanate from the Demised Premises. Tenant shall not use toaster ovens or other cooking appliances in the Demised Premises except for microwave ovens and/or Fire Underwriting approved coffee brewing and vending machines, to the extent permitted by law.

         12. If the Building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by the Landlord with respect to such activities.

         13. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the Demised Premises and/or the Building without Landlord's prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with all legal requirements, insurance requirements and/or environmental Laws and shall be done during such hours as Lessor may designate.

14. Provided that Tenant's use, occupancy and business operations are not materially adversely affected, Landlord shall have the right at any time, and from time to time, to supplement, amend, change, revoke, and alter any or all of these Rules and Regulations provided same are non-discriminatory and uniformly enforced. Landlord shall give Tenant notice of any such additions or changes.

                     EXHIBIT T - TENANT'S REQUESTED UPGRADES


1. Landlord shall install a private restroom (including plumbing) of approximately 5 ft. by 9 ft. in dimension in the CEO and the President's offices. Each restroom shall include a Building Standard single quiet flush toilet, a Building Standard single pedestal or vanity cabinet and Building Standard sink, Building Standard single mirrored medicine cabinet, Building Standard fiberglass shower enclosure with glass shower door, Building Standard ceramic tile floor and walls.

NOTE: AS NOTED IN EXHIBIT "B", LANDLORD SHALL ONLY BE RESPONSIBLE FOR THE COST OF ONE OF THE TWO RESTROOMS. TENANT SHALL BEAR
THE COST OF THE SECOND RESTROOM.

2. Tenant may supply and install parking on the front western side of the Building (similar to that which was installed for HSBC on the eastern side of the Building). Tenant shall be required to obtain any and all permits which may be required in connection with the installation of the parking spaces. The parking shall be marked for the exclusive use by 1-800-Flowers.

3. Tenant shall be responsible for any and all costs of purchasing and installing Tenant's computer wiring which exceed $150,000.00. See No. 11 (xiii) of Exhibit "B".